                                                                   EXHIBIT 10.6














                            MASTER AGREEMENT TO LEASE

                                     BETWEEN

                        CCA PRISON REALTY TRUST, LANDLORD

                                       AND

                   CORRECTIONS CORPORATION OF AMERICA, TENANT

                              DATED: JULY 18, 1997

                                TABLE OF CONTENTS

ARTICLE I                         SEPARATE LEASE AGREEMENTS; PREMISES AND TERM....................................1
                     1.01         Separate Lease Agreements.......................................................1
                     1.02         Leased Property.................................................................2
                     1.03         Term............................................................................2
                     1.04         Holding Over....................................................................3
                     1.05         Surrender.......................................................................3

ARTICLE II                        RENT............................................................................3
                     2.01         Base Rent.......................................................................3
                     2.02         Additional Rent.................................................................3
                     2.02.01      Other Additional Rent...........................................................4
                     2.03         Place(s) of Payment of Rent; Direct Payment of Other Additional Rent............4
                     2.04         Net Lease.......................................................................4
                     2.05         No Termination, Abatement, Etc..................................................4

ARTICLE III                       IMPOSITIONS AND UTILITIES.......................................................5
                     3.01         Payment of Impositions..........................................................5
                     3.02         Definition of Impositions.......................................................6
                     3.03         Utilities.......................................................................6
                     3.04         Escrow of Impositions...........................................................7
                     3.05         Discontinuance of Utilities.....................................................7

ARTICLE IV                        INSURANCE.......................................................................8
                     4.01         Property Insurance..............................................................8
                     4.02         Liability Insurance.............................................................8
                     4.03         Insurance Requirements..........................................................9
                     4.04         Replacement Cost...............................................................10
                     4.05         Blanket Policy.................................................................10
                     4.06         No Separate Insurance..........................................................10
                     4.07         Waiver of Subrogation..........................................................10
                     4.08         Mortgages......................................................................11

ARTICLE V                         INDEMNITY; HAZARDOUS SUBSTANCES................................................11
                     5.01         Tenant's Indemnification.......................................................11
                     5.02         Hazardous Substances or Materials..............................................11
                     5.03         Limitation of Landlord's Liability.............................................12

ARTICLE VI                        USE AND ACCEPTANCE OF PREMISES.................................................13
                     6.01         Use of Leased Property.........................................................13
                     6.02         Acceptance of Leased Property..................................................13
                     6.03         Conditions of Use and Occupancy................................................13
                     6.04         Financial Statements and Other Information.....................................14

ARTICLE VII                       REPAIRS, COMPLIANCE WITH LAWS, AND MECHANICS' LIENS............................14
                     7.01         Maintenance....................................................................14
                     7.02         Compliance with Laws...........................................................14
                     7.03         Required Alterations...........................................................15
                     7.04         Mechanics' Liens...............................................................15
                     7.05         Replacements of Fixtures.......................................................15

ARTICLE VIII                      ALTERATIONS AND SIGNS; TENANT'S PROPERTY; CAPITAL
                                  ADDITIONS TO THE LEASED PROPERTY...............................................16
                     8.01         Tenant's Right to Construct....................................................16
                     8.02         Scope of Right.................................................................16
                     8.03         Cooperation of Landlord........................................................17
                     8.04         Commencement of Construction...................................................17
                     8.05         Rights in Tenant Improvements..................................................18
                     8.06         Personal Property..............................................................18
                     8.07         Requirements for Personal Property.............................................18
                     8.08         Signs..........................................................................20
                     8.09         Financings of Capital Additions to a Leased Property...........................20

ARTICLE IX                        DEFAULTS AND REMEDIES..........................................................22
                     9.01         Events of Default..............................................................22
                     9.02         Remedies.......................................................................24
                     9.03         Right of Set-Off...............................................................26
                     9.04         Performance of Tenant's Covenants..............................................26
                     9.05         Late Charge....................................................................27
                     9.06         Litigation; Attorneys' Fees....................................................27
                     9.07         Remedies Cumulative............................................................27
                     9.08         Escrows and Application of Payments............................................27
                     9.09         Power of Attorney..............................................................27

ARTICLE X                         DAMAGE AND DESTRUCTION.........................................................28
                     10.01        General........................................................................28
                     10.02        Landlord's Inspection..........................................................29
                     10.03        Landlord's Costs...............................................................29
                     10.04        Rent Abatement.................................................................29
                     10.05        Substantial Damage During Lease Term...........................................30
                     10.06        Damage Near End of Term........................................................30

ARTICLE XI                        CONDEMNATION...................................................................30
                     11.01        Total Taking...................................................................30
                     11.02        Partial Taking.................................................................31
                     11.03        Restoration....................................................................31
                     11.04        Landlord's Inspection..........................................................31
                     11.05        Award Distribution.............................................................32
                     11.06        Temporary Taking...............................................................32
ARTICLE XII                       TENANT'S RIGHT OF FIRST REFUSAL................................................32

                     12.01        Rights of First Refusal........................................................32
                     12.02        Restriction on Exercise of Purchase Refusal Right..............................33

ARTICLE XIII                      ASSIGNMENT AND SUBLETTING; ATTORNMENT..........................................34
                     13.01        Prohibition Against Subletting and Assignment..................................34
                     13.02        Changes of Control.............................................................34
                     13.03        Operating/Service Agreements...................................................35
                     13.03.01     Permitted Agreements...........................................................35
                     13.03.02     Terms of Agreements............................................................35
                     13.03.03     Copies.........................................................................35
                     13.03.04     Assignment of Rights in Agreements.............................................35
                     13.03.05     Licenses, Etc..................................................................35
                     13.04        Assignment.....................................................................35
                     13.05        REIT Limitations...............................................................36
                     13.06        Attornment.....................................................................36

ARTICLE XIV                       ARBITRATION....................................................................36
                     14.01        Controversies..................................................................36
                     14.02        Appointment of Arbitrators.....................................................37
                     14.03        Arbitration Procedure..........................................................37
                     14.04        Expenses.......................................................................37
                     14.05        Enforcement of the Arbitration Award...........................................37

ARTICLE XV                        QUIET ENJOYMENT, SUBORDINATION, ATTORNMENT, ESTOPPEL CERTIFICATES..............38
                     15.01        Quiet Enjoyment................................................................38
                     15.02        Landlord Mortgages; Subordination..............................................38
                     15.03        Attornment; Non-Disturbance....................................................38
                     15.04        Estoppel Certificates..........................................................39

ARTICLE XVI                       MISCELLANEOUS..................................................................39
                     16.01        Notices........................................................................39
                     16.02        Advertisement of Leased Property...............................................40
                     16.03        Landlord's Access..............................................................40
                     16.04        Entire Agreement...............................................................40
                     16.05        Severability...................................................................41
                     16.06        Captions and Headings..........................................................41
                     16.07        Governing Law..................................................................41
                     16.08        Memorandum of Lease............................................................41
                     16.09        Waiver.........................................................................41
                     16.10        Binding Effect.................................................................41
                     16.11        Authority......................................................................41
                     16.12        Transfer of Permits, Etc.......................................................41


                     16.13        Modification...................................................................42
                     16.14        Incorporation by Reference.....................................................42
                     16.15        No Merger......................................................................42
                     16.16        Laches.........................................................................42
                     16.17        Waiver of Jury Trial...........................................................42
                     16.18        Permitted Contests.............................................................43
                     16.19        Construction of Lease..........................................................43
                     16.20        Counterparts...................................................................43
                     16.21        Relationship of Landlord and Tenant............................................43
                     16.22        Landlord's Status as a REIT....................................................44
                     16.23        Sale of Real Estate Assets.....................................................44

ARTICLE XVII                      NONDISCLOSURE AND RELATED MATTERS..............................................44
                     17.01        Covenant Not to Disclose.......................................................44
                     17.02        Non-Interference Covenant......................................................44
                     17.03        Business Materials and Property Disclosure.....................................45
                     17.04        Breach by Landlord.............................................................45

                            MASTER AGREEMENT TO LEASE


         This Master Agreement to Lease ("Agreement") dated as of the 18th day of July, 1997 by and between CCA PRISON REALTY TRUST, a Maryland real estate investment trust ("Landlord") and CORRECTIONS CORPORATION OF AMERICA, a Tennessee corporation ("Tenant").

                                    RECITALS

         WHEREAS, Tenant (or one or more of Tenant's affiliates) has concurrently conveyed to Landlord various properties upon which Tenant engages in the business of the development and management of correctional and detention facilities, which properties are listed on Schedule A attached hereto (the "Real Estate Conveyance"), and Landlord and Tenant desire to provide for the lease by Landlord back to the Tenant of such properties; and

         WHEREAS, Landlord may from time to time lease additional properties that Landlord may acquire to Tenant; and

         WHEREAS, Landlord and Tenant desire that each of the properties listed on Schedule A and each additional property that Landlord may lease to Tenant shall be the subject of a separate and individual lease agreement describing said property, the rent and various other terms of said lease (each such lease agreement referred to individually as a "Lease," and the property that is the subject of an individual Lease being referred to as "Leased Property"); and

         WHEREAS, Landlord and Tenant desire to set forth in this Agreement certain terms and conditions applicable to all Leases of all Leased Properties, except as any individual Lease with respect to a particular Leased Property may otherwise provide;

         NOW, THEREFORE, in consideration of the premises and of their respective agreements and undertakings herein and in each Lease, Landlord and Tenant agree as follows:

                                    ARTICLE I

                  SEPARATE LEASE AGREEMENTS; PREMISES AND TERM

         1.01 Separate Lease Agreements. Landlord and Tenant are concurrently entering into a separate Lease for each of the Leased Properties referred to in Schedule A hereto, and may in the future enter into one or more additional separate Leases for one or more additional Leased Properties. Except as specifically set forth in a separate Lease, or any amendment, supplement, schedule or exhibit thereto, all of the provisions of this Agreement shall be deemed to be incorporated into and made a part of each such separate Lease made between the Landlord as landlord (or Lessor) and the Tenant as tenant (or Lessee) during the term of such separate Lease.

         1.02 Leased Property. Except as set forth in an individual Lease (including any schedule or exhibit thereto), the property that is the subject of each Lease and that shall be considered as leased by the Landlord to the Tenant thereunder shall consist of:

                  (a) The land described in the Lease, together with all rights, titles, appurtenant interests, covenants, licenses, privileges and benefits thereto belonging, and any easements, rights-of-way, rights of ingress or egress or other interests in, on, or to any land, highway, street, road or avenue, open or proposed, in, on, across, in front of, abutting or adjoining such real property including, without limitation, any strips and gores adjacent to or lying between such real property and any adjacent real property (the "Land");

                  (b) All buildings, improvements, structures and Fixtures now located or to be located or to be constructed on the Land, including, without limitation, landscaping, parking lots and structures, roads, drainage and all above ground and underground utility structures, equipment systems and other so-called "infrastructure" improvements (the "Improvements");

                  (c) All equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, located in, on or used in connection with, and permanently affixed to or incorporated into, the Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and similar systems, all of which, to the greatest extent permitted by law, are hereby deemed to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively the "Fixtures");

                  (d) All furniture, equipment, inventory and other personal property identified on Schedule B attached hereto and incorporated herein by reference (the "Personal Property"). For purposes hereof, (i) Personal Property shall include all items of property which Tenant is obligated to install, place, use, maintain, repair and/or replace pursuant to the provisions of Sections 8.06 and 8.07 hereof however, such Personal Property is and shall remain the property of Tenant until the expiration or termination of this Lease, and (ii) Personal Property shall not include certain proprietary property of Tenant as set forth on Schedule C.

The Land, Improvements, Fixtures and Personal Property are hereinafter referred to as the "Leased Property."

         SUBJECT, HOWEVER, to the easements, liens, encumbrances, restrictions, agreements, and other title matters listed or specifically referred to in any individual Lease ("Permitted Exceptions").

         1.03 Term. The term of each Lease shall be as set forth in the individual Lease for a particular Leased Property.

         1.04 Holding Over. Should Tenant, without the express consent of Landlord, continue to hold and occupy the Leased Property after the expiration of the Term, such holding over beyond the Term and the acceptance or collection of Rent by the Landlord shall operate and be construed as creating a tenancy from month-to-month and not for any other term whatsoever. During any such holdover period Tenant shall pay to Landlord for each month (or portion thereof) Tenant remains in the Leased Property one hundred fifty percent (150%) of the Base Rent in effect on the expiration date. Said month-to-month tenancy may be terminated by Landlord by giving Tenant ten (10) days written notice, and at any time thereafter Landlord may re-enter and take possession of the Leased Property.

         1.05 Surrender. Except as a result of (i) Tenant Improvements and Capital Additions (as such terms are defined in Section 8.01 hereof); (ii) normal and reasonable wear and tear (subject to the obligation of Tenant to maintain the Leased Property in good order and repair during the Term); and
(iii) casualty, taking or other damage and destruction not required to be repaired by Tenant, Tenant shall surrender and deliver up the Leased Property, including all Personal Property and replacements thereof required to be provided by Tenant pursuant to the terms of Sections 8.06 and 8.07 hereof, at the expiration or termination of the Term broom clean, free of all Tenant's personal property (but not the Personal Property), and in as good order and condition as of the Commencement Date.

                                   ARTICLE II

                                      RENT

         2.01 Base Rent. Unless otherwise provided in an individual Lease, Tenant shall pay Landlord annual base rent for each Leased Property that is the subject of a Lease without notice, demand, set-off or counterclaim in advance, in lawful money of the United States of America in the amount specified therein (the "Base Rent") for the Term in consecutive monthly installments payable in advance on the Commencement Date of each Lease and thereafter on the first day of each month during the Term, in accordance with the Base Rent Schedule set forth in or attached to each individual Lease.

         2.02 Additional Rent. Beginning on the first day of the month following the first anniversary date of each Lease, the Tenant shall pay Landlord an amount (the "Additional Rent") each year equal to a percentage of the prior year Total Rent (for the purposes hereof, Total Rent is Base Rent plus Additional Rent) under such Lease, such percentage being the greater of (i) four percent (4%) or (ii) the percentage which is twenty-five percent (25%) of the percentage increase in gross management revenues realized by Tenant from its operations at the applicable Leased Property for such prior year exclusive of any such increase as is attributable to an expansion in the size or number of beds in such Leased Property. The Additional Rent shall be payable monthly, in advance, along with Base Rent, and otherwise in the manner as set forth in
Section 2.01 above. Tenant shall provide to Landlord, not later than thirty (30) days following each anniversary date of each Lease, Tenant's statement, certified by Tenant's chief financial officer, setting forth such percentage increase in gross management revenues realized by Tenant for the applicable Leased Facility for the prior year.

         2.02.01 Other Additional Rent. In addition to Base Rent and Additional Rent, Tenant shall pay all other amounts, liabilities, obligations and Impositions (as hereinafter defined ) which Tenant assumes or agrees to pay under this Agreement or any Lease and any fine, penalty, interest, charge and cost which may be added for nonpayment or late payment of such items (collectively the "Other Additional Rent").

         2.03 Place(s) of Payment of Rent; Direct Payment of Other Additional Rent. The Base Rent, Additional Rent and Other Additional Rent are hereinafter referred to as "Rent." Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Agreement, in any Lease or by statute or otherwise in the case of nonpayment of the Rent. Tenant shall make all payments of Base Rent and Additional Rent at Landlord's principal place of business or as Landlord may otherwise from time to time direct in writing, and all payments of Other Additional Rent directly to the person or persons to whom such amount is owing at the time and times when such payments are due, and shall give to Landlord such evidence of such direct payments as Landlord shall reasonably request.

         2.04 Net Lease. Each Lease shall be deemed and construed to be an "absolute net lease" or "triple net lease," and Tenant shall pay all Rent, Impositions, and other charges and expenses in connection with each Leased Property throughout the Term, without abatement, deduction or set-off.

         2.05 No Termination, Abatement, Etc. Except as otherwise specifically provided in this Agreement or a particular Lease, Tenant shall remain bound by this Agreement or such Lease in accordance with its terms. Except as otherwise specifically provided in the Agreement or a particular Lease, Tenant shall not, without the prior written consent of Landlord, modify, surrender or terminate the Agreement or such Lease, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent. Except as specifically provided in this Agreement or a particular Lease, the obligations of Landlord and Tenant shall not be affected by reason of (i) the lawful or unlawful prohibition of, or restriction upon, Tenant's use of the Leased Property, or any part thereof, the interference with such use by any person, corporation, partnership or other entity, or by reason of eviction by paramount title; (ii) any claim which Tenant has or might have against Landlord or by reason of any default or breach of any warranty by Landlord under this Agreement or a particular Lease or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties; (iii) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceeding affecting Landlord or any assignee or transferee of Landlord; or (iv) any other cause, whether similar or dissimilar to any of the foregoing, other than a discharge of Tenant from any such obligations as a matter of law. Except as otherwise specifically provided in this Agreement or a particular Lease, and to the maximum extent permitted by law, Tenant hereby specifically waives all rights, including but not limited to any rights under any statute relating to rights of tenants in any state in which any Leased Property is located, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law (a) to modify, surrender or terminate any Lease or quit or surrender the Leased Property or any portion thereof; or (b) entitling Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Tenant hereunder. The obligations of Landlord and Tenant hereunder shall be separate and agreements and the Rent and all other sums shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Agreement or a particular Lease or by termination of this Agreement or a particular Lease other than by reason of an Event of Default.

                                   ARTICLE III

                            IMPOSITIONS AND UTILITIES

         3.01 Payment of Impositions. Subject to the adjustments set forth herein, Tenant shall pay, as Other Additional Rent, all Impositions (as hereinafter defined) that may be levied or become a lien on the Leased Property or any part thereof at any time (whether prior to or during the Term), without regard to prior ownership of said Leased Property, before the same becomes delinquent. Tenant shall furnish to Landlord on an annual basis copies of official receipts or other satisfactory proof evidencing such payments. Tenant's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. Tenant, at its expense, shall prepare and file all tax returns and reports in respect of any Imposition as may be required by governmental authorities, provided, Landlord shall be responsible for the preparation and filing of any such tax returns or reports in respect of any real or personal property owned by Landlord. Tenant shall be entitled to any refund due from any taxing authority if no Event of Default (as hereinafter defined) shall have occurred hereunder and be continuing. Landlord shall be entitled to any refund from any taxing authority if an Event of Default has occurred and is continuing. Any refunds retained by Landlord due to an Event of Default shall be applied as provided in Section 9.08. Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event governmental authorities classify any property covered by this Lease as personal property, Landlord and Tenant shall file all personal property tax returns in such jurisdictions where it may legally so file with respect to their respective owned personal property. Landlord, to the extent it possesses the same, and Tenant, to the extent it possess the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Landlord is legally required to file personal property tax returns, Tenant will be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Tenant to file a protest. Tenant may, upon notice to Landlord, at Tenant's option and at Tenant's sole cost and expense, protest, appeal, or institute such other proceedings as Tenant may deem appropriate to effect a reduction of real estate or personal property assessments and Landlord, at Tenant's expense as aforesaid, shall fully cooperate with Tenant in such protest, appeal, or other action. Tenant shall provide Landlord copies of all materials filed or presented in connection with any such proceeding. Tenant shall promptly reimburse Landlord for all personal property taxes paid by Landlord upon receipt of billings accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made. Impositions imposed in respect to the tax-fiscal period during which the Term commences and terminates shall be adjusted and prorated between Landlord and Tenant on a per diem basis, with Tenant being obligated to pay its pro rata share from and including the Commencement Date to and including the expiration or termination date of the Term, whether or not such Imposition is imposed before or after such commencement or termination, and Tenant's obligation to pay its prorated share thereof shall survive such termination. Tenant shall also pay to Landlord a sum equal to the amount which Landlord may be caused to pay of any privilege tax, sales tax, gross receipts tax, rent tax, occupancy tax or like tax (excluding any tax based on net income), hereinafter levied, assessed, or imposed by any federal, state, county or municipal governmental authority, or any subdivision thereof, upon or measured by rent or other consideration required to be paid by Tenant under this Agreement.

         3.02     Definition of Impositions. "Impositions" means, collectively,
(i) taxes (including without limitation, all real estate and personal property ad valorem (whether assessed as part of the real estate or separately assessed as unsecured personal property, sales and use, business or occupation, single business, gross receipts, transaction, privilege, rent or similar taxes, but not including income or franchise or excise taxes payable with respect to Landlord's receipt of Rent); (ii) assessments (including without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed with in the Term); (iii) ground rents, water, sewer or other rents and charges, excises, tax levies, and fees (including without limitation, license, permit, inspection, authorization and similar fees); (iv) to the extent they may become a lien on the Leased Property all taxes imposed on Tenant's operations of the Leased Property including without limitation, employee withholding taxes, income taxes and intangible taxes; and (v) all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforseen, of every character in respect of the Leased Property or any part thereof and/or the Rent (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Landlord or Landlord's interest in the Leased Property or any part thereof; (b) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein; or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof. Tenant shall not, however, be required to pay (i) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Landlord; or (ii) except as provided in Section 13.01, any tax imposed with respect to the sale, exchange or other disposition by Landlord of any Leased Property or the proceeds thereof; provided, however, that if any tax, assessment, tax levy or charge which Tenant is obligated to pay pursuant to the first sentence of this definition and which is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (i) or (ii) immediately above is levied, assessed or imposed expressly in lieu thereof Tenant shall then pay such tax, levy, or charge set forth in said clause (i) or (ii).

         3.03 Utilities. Tenant shall contract for, in its own name, and will pay, as Other Additional Rent all taxes, assessments, charges/deposits, and bills for utilities, including without limitation charges for water, gas, oil, sanitary and storm sewer, electricity, telephone service, trash collection, and all other utilities which may be charged against the occupant of the Improvements during the Term. Tenant shall at all times maintain that amount of heat necessary to ensure against the freezing of water lines. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any liability or damages to the utility systems and the Leased Property that may result from Tenant's failure to maintain sufficient heat in the Improvements.

         3.04 Escrow of Impositions. In the event Tenant persistently fails to timely pay Impositions with respect to any Leased Facility, then, upon thirty
(30) days written notice from Landlord to Tenant, Tenant shall thereafter deposit with Landlord on the first day of each month during the remaining Term hereof and any extended Term, a sum equal to one-twelfth (1/12th) of the Impositions assessed against such Leased Property which sums shall be used by Landlord toward payment of such Impositions. If, at the end of any applicable tax year, any such funds held by Landlord are insufficient to make full payment of taxes or other Impositions for which such funds are held, Tenant, on demand, shall pay to Landlord any additional funds necessary to pay and discharge the obligations of Tenant pursuant to the provisions of this section. If, however, at the end of any applicable tax year, such funds held by Landlord are in excess of the total payment required to satisfy taxes or other Impositions for which such funds are held, Landlord shall apply such excess amounts to Tenant's tax and Imposition escrow fund for the next tax year. If any such excess exists following the expiration or earlier termination of any Lease, and subject to
Section 9.08 below, Landlord shall promptly refund such excess amounts to Tenant. The receipt by Landlord of the payment of such Impositions by and from Tenant shall only be as an accommodation to Tenant and the taxing authorities, and shall not be construed as rent or income to Landlord, Landlord serving, if at all, only as a conduit for delivery purposes. All such deposits by Tenant shall be held in an interest-bearing account with one or more national banks having total assets of not less than $1,000,000,000, with all interest thereon accruing in favor of Tenant. In lieu of making escrow deposits as aforesaid, Tenant may elect to provide Landlord with a letter of credit, or a payment bond, in the face amount of one year's Impositions on the subject Leased Property, issued by a national bank or reputable bonding or surety company, in all respects reasonably acceptable to Landlord. Said letter of credit or payment bond shall be drawable or callable, as the case may be, upon Tenant's failure to timely pay any such Impositions, for the sole purpose of providing the funds necessary to pay such Impositions, and shall otherwise be in form and substance reasonably satisfactory to Landlord.

         For purposes hereof, "persistently fails to timely pay Impositions" shall mean failure to timely pay any Imposition with respect to any Leased Premises for any two (2) Lease Years in any five (5) Lease Year Period, notwithstanding Tenant's subsequent payment of such Impositions.

         3.05 Discontinuance of Utilities. Landlord will not be liable for damages to person or property or for injury to, or interruption of, business for any discontinuance of utilities nor will such discontinuance in any way be construed as an eviction of Tenant or cause an abatement of Rent or operate to release Tenant from any of Tenant's obligations under this Lease.

                                   ARTICLE IV

                                    INSURANCE

         4.01 Property Insurance. Tenant shall, at Tenant's expense, keep the Improvements, Fixtures, and other components of the Leased Property insured against the following risks:

                  (a) Loss or damage by fire, vandalism and malicious mischief, sprinkler leakage and all other physical loss perils commonly covered by "All Risk" insurance in an amount not less than one hundred percent (100%) of the then full replacement cost thereof (as hereinafter defined). Such policy shall include an agreed amount endorsement if available at a reasonable cost. Such policy shall also include endorsements for contingent liability for operation of building laws, demolition costs, and increased cost of construction.

                  (b) Loss or damage by explosion of steam boilers, pressure vessels, or similar apparatus, now or hereafter installed on the Leased Property, in commercially reasonable amounts acceptable to Landlord.

                  (c) Loss of rent under a rental value or business interruption insurance policy covering risk of loss during the first six (6) months of reconstruction necessitated by the occurrence of any hazards described in Sections 4.01(a) or 4.01(b), above, and which causes an abatement of Rent as provided in Article X hereof, in an amount sufficient to prevent Landlord or Tenant from becoming a co-insurer, containing endorsements for extended period of indemnity and premium adjustment, and written with an agreed amount clause, if the insurance provided for in this clause (c) is available.

                  (d) If the Land is located in whole or in part within a designated flood plain area, loss or damage caused by flood in commercially reasonable amounts acceptable to Landlord.

                  (e) Loss or damage commonly covered by blanket crime insurance including employee dishonesty, loss of money orders or paper currency, depositor's forgery, and loss of property accepted by Tenant for safekeeping, in commercially reasonable amounts acceptable to Landlord.

                  (f) In connection with any repairs or rebuilding by Tenant under Article X hereof, Tenant shall maintain (or cause its contractor to maintain) appropriate builder's risk insurance covering any loss or casualty to the subject Improvements during the course of such repairs or rebuilding.

         4.02 Liability Insurance. Tenant shall, at Tenant's expense, maintain liability insurance against the following:

                  (a) Claims for personal injury or property damage commonly covered by comprehensive general liability insurance with endorsements for blanket, contractual, personal injury, owner's protective liability, real property, fire damage, legal liability, broad form property damage, and extended bodily injury, with commercially reasonable amounts for bodily injury and property damage acceptable to Landlord, but with a combined single limit of not less than Five Million Dollars ($5,000,000.00) per occurrence and Ten Million Dollars ($10,000,000.00) in the aggregate. At Landlord's request, such $5,000,000.00 and $10,000,000.00 minimum requirements shall be increased by up to four percent (4%) per year.

                  (b) Claims commonly covered by worker's compensation insurance for all persons employed by Tenant on the Leased Property. Such worker's compensation insurance shall be in accordance with the requirements of all applicable local, state, and federal law.

         4.03 Insurance Requirements. The following provisions shall apply to all insurance coverages required hereunder:

                  (a) The carriers of all policies shall have a Best's Rating of "A-" or better and a Best's Financial Category of XII or larger and shall be authorized to do insurance business in the state in which the Leased Property is located.

                  (b) Tenant shall be the "named insured" and Landlord and any mortgagee of Landlord shall be an "additional named insured" on each policy.

                  (c) Tenant shall deliver to Landlord certificates or policies showing the required coverages and endorsements. The policies of insurance shall provide that the policy may not be canceled or not renewed, and no material change or reduction in coverage may be made, without at least thirty (30) days' prior written notice to Landlord.

                  (d) The policies shall contain a severability of interest and/or cross-liability endorsement, provide that the acts or omissions of Tenant will not invalidate the Landlord's coverage, and provide that Landlord shall not be responsible for payment of premiums.

                  (e) All loss adjustment shall require the written consent of Landlord and Tenant, as their interests may appear.

                  (f) At least ten (10) days prior to the expiration of each policy, Tenant shall deliver to Landlord a certificate showing renewal of such policy and payment of the annual premium therefor.

         Landlord shall have the right to review the insurance coverages required hereunder with Tenant from time to time, to obtain the input of third party professional insurance advisors (at Landlord's expense) with respect to such insurance coverages, and to consult with Tenant in Tenant's annual review and renewal of such insurance coverages. All insurance coverages hereunder shall be in such form, substance and amounts as are customary or standard in Tenant's industry.

         4.04 Replacement Cost. The term "full replacement cost" means the actual replacement cost thereof from time to time including increased cost of construction, with no reductions or deductions. Tenant shall, not later than thirty (30) days after the anniversary of each policy of insurance, of the Term, increase the amount of the replacement cost endorsement for the Improvements. If Tenant makes any Permitted Alterations (as hereinafter defined) to the Leased Property, Landlord may have such full replacement cost redetermined at any time after such Permitted Alterations are made, regardless of when the full replacement cost was last determined.

         4.05 Blanket Policy. Tenant may carry the insurance required by this Article under a blanket policy of insurance, provided that the coverage afforded Tenant will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all of the requirements of this Agreement.

         4.06 No Separate Insurance. Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article, or increase the amounts of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including Landlord and any mortgagees, are included therein as additional named insureds or loss payees, the loss is payable under said insurance in the same manner as losses are payable under this Agreement, and such additional insurance is not prohibited by the existing policies of insurance. Tenant shall immediately notify Landlord of the taking out of such separate insurance or the increasing of any of the amounts of the existing insurance by securing an additional policy or additional policies. The term "mortgages" as used in this Agreement includes Deeds of Trust and the term "mortgagees" includes trustees and beneficiaries under a Deed of Trust.

         4.07 Waiver of Subrogation. Each party hereto hereby waives any and every claim which arises or may arise in its favor and against the other party hereto during the Term or any extension or renewal thereof, for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of, the Leased Property, which loss or damage is covered by valid and collectible insurance policies, to the extent that such loss or damage is recoverable under such policies. Said mutual waiver shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Inasmuch as the said waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto agrees immediately to give each insurance company which has issued to it policies of insurance, written notice of the terms of said mutual waivers, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers, so long as such endorsement is available at a reasonable cost.

         4.08 Mortgages. The following provisions shall apply if Landlord now or hereafter places a mortgage on the Leased Property or any part thereof:
(i) Tenant shall obtain a standard form of mortgage clause insuring the interest of the mortgagee; (ii) Tenant shall deliver evidence of insurance to such mortgagee; (iii) loss adjustment shall require the consent of the mortgagee; and
(iv) Tenant shall obtain such other coverages and provide such other information and documents as may be reasonably required by the mortgagee.

                                    ARTICLE V

                         INDEMNITY; HAZARDOUS SUBSTANCES

         5.01 Tenant's Indemnification. Subject to Section 4.07, Tenant hereby agrees to indemnify and hold harmless Landlord, its agents, and employees from and against any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), losses, liabilities (including strict liability), judgments, and expenses (including, without limitation, attorneys' fees, court costs, and the costs set forth in Section 9.06) incurred in connection with or arising from: (i) the use, condition, operation or occupancy of each Leased Property; (ii) any activity, work, or thing done, or permitted or suffered by Tenant in or about the Leased Property;
(iii) any acts, omissions, or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees, or visitors of Tenant or any such person; (iv) any claim of any person incarcerated in the Leased Premises, including claims alleging breach or violation of such person's civil or legal rights; (v) any breach, violation, or nonperformance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees, or visitors of Tenant or of any such person, of any term, covenant, or provision of this Agreement or any Lease or any law, ordinance, or governmental requirement of any kind; (vi) any injury or damage to the person, property or business of Tenant, its employees, agents, contractors, invitees, visitors, or any other person entering upon the Leased Property under the express or implied invitation of Tenant; and (vii) and any accident, injury to or death of persons or loss of damage to any item of property occurring at the Leased Property. If any action or proceeding is brought against Landlord, its employees, or agents by reason of any such claim, Tenant, upon notice from Landlord, will defend the claim at Tenant's expense with counsel reasonably satisfactory to Landlord. In the event Landlord reasonably determines that its interests and the interests of Tenant in any such action or proceeding are not substantially the same and that Tenant's counsel cannot adequately represent the interests of Landlord therein, Landlord shall have the right to hire separate counsel in any such action or proceeding and the reasonable costs thereof shall be paid for by Tenant.

         5.02 Hazardous Substances or Materials. Tenant shall not, either with or without negligence, injure, overload, deface, damage or otherwise harm any Leased Property or any part or component thereof; commit any nuisance; permit the emission of any hazardous agents or substances; allow the release or other escape of any biologically or chemically active or other hazardous substances or materials so as to impregnate, impair or in any manner affect, even temporarily, any element or part of any Leased Property, or allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials; nor shall Tenant bring onto any Leased Property any such materials or substances; permit the occurrence of objectionable noise or odors; or make, allow or suffer any waste whatsoever to any Leased Property. Landlord may inspect the Leased Property from time to time, and Tenant will cooperate with such inspections. Without limitation, "hazardous substances" for the purpose of this Section 5.02 shall include any substances regulated by any local, state or federal law relating to environmental conditions and industrial hygiene, including, without limitation, the Resource Conservation and Recovery Act of 1976 ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Hazardous Materials Transportation Act, the Federal Water Pollution Control Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking Water Act, and all similar federal, state and local environmental statutes, ordinances and the regulations, orders, or decrees now or hereafter promulgated thereunder. Notwithstanding the foregoing, Tenant anticipates using, storing and disposing of certain hazardous substances in connection with operation of correctional or detention facilities which are not in violation of the foregoing laws. Such substances include, but are not limited to the following: medical wastes, diesel fuel, maintenance and janitorial supplies, and waste from reprographic activities. Upon request by Landlord, Tenant shall submit to Landlord annual reports regarding Tenant's use, storage, and disposal of any of the foregoing materials, said reports to include information regarding continued hazardous materials inspections, personal interviews, and federal, state and local agency listings. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence or absence of hazardous materials on the Leased Property. Other than for circumstances involving Landlord's gross negligence or intentional misconduct, Tenant shall indemnify and hold harmless Landlord from and against all liabilities (including punitive damages), costs and expenses (including reasonable attorneys' fees) imposed upon or asserted against the Landlord or the Leased Property on account of, among other things, any applicable federal, state or local law, ordinance, regulation, order, permit, decree or similar items relating to hazardous substances, human health or the environment (collectively, "Environmental Laws") (irrespective of whether there has occurred any violation of any Environmental Law ), in respect of the Leased Property, including (a) liability for response costs and for costs of removal and remedial action incurred by the United States Government, any state or local governmental unit to any other person or entity, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to any Environmental Law, (b) liability for costs and expenses of abatement, investigation, removal, remediation, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any Environmental Law, (c) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity or (d) by reason of a breach of an environmental representation or warranty by Tenant.

         5.03 Limitation of Landlord's Liability. Landlord, its agents and employees, will not be liable for any loss, injury, death, or damage (including consequential damages) to persons, property, or Tenant's business occasioned by theft, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, order of governmental body or authority, fire, explosion, falling objects, steam, water, rain or snow, leak or flow of water (including water from the elevator system), rain or snow from any Leased Property or into any Leased Property or from the roof, street, subsurface or from any other place, or by dampness or from the breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures of the Leased Property, or from construction, repair, or alteration of the Leased Property or from any acts or omissions of any other occupant or visitor of the Leased Property, or from the presence or release of any hazardous substance or material on or from the Leased Property or from any other cause beyond Landlord's control.

                                   ARTICLE VI

                         USE AND ACCEPTANCE OF PREMISES

         6.01 Use of Leased Property. Tenant shall use and occupy each Leased Property exclusively as a correctional or detention facility or other purpose for which the Leased Property is being used at the Commencement Date of the Term, and for no other purpose without the prior written consent of the Landlord. Tenant shall obtain and maintain all approvals, licenses, and consents needed to use and operate each Leased Property for such purposes. Tenant shall promptly deliver to Landlord complete copies of surveys, examinations, certification and licensure inspections, compliance certificates, and other similar reports issued to Tenant by any governmental agency.

         6.02 Acceptance of Leased Property. Except as otherwise specifically provided in this Agreement or in any individual Lease, Tenant acknowledges that (i) Tenant and its agents have had an opportunity to inspect the Leased Property; (ii) Tenant has found the Leased Property fit for Tenant's use; (iii) delivery of the Leased Property to Tenant is in an "as-is" condition;
(iv) Landlord is not obligated to make any improvements or repairs to the Leased Property; and (v) the roof, walls, foundation, heating, ventilating, air conditioning, telephone, sewer, electrical, mechanical, utility, plumbing, and other portions of the Leased Property are in good working order. Tenant waives any claim or action against Landlord with respect to the condition of the Leased Property. LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO QUALITY OR THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT.

         6.03 Conditions of Use and Occupancy. Tenant agrees that during the Term it shall use and keep the Leased Property in a careful, safe and proper manner; not commit or suffer waste thereon; not use or occupy the Leased Property for any unlawful purposes; not use or occupy the Leased Property or permit the same to be used or occupied, for any purpose or business deemed extra hazardous on account of fire or otherwise; keep the Leased Property in such repair and condition as may be required by the local board of health, or other city, state or federal authorities, free of all cost to Landlord; not permit any acts to be done which will cause the cancellation, invalidation, or suspension of any insurance policy; and permit Landlord and its agents to enter upon the Leased Property at all reasonable times after notice to Tenant to examine the condition thereof.

         6.04 Financial Statements and Other Information. Within ten (10) days following Tenant's filing of quarterly and annual reports with the Securities and Exchange Commission, Tenant shall deliver to Landlord copies of such reports. Tenant shall provide Landlord at the same time Tenant provides copies of its quarterly and annual reports as aforesaid (or more often as may be reasonably requested by Landlord in writing), the following additional financial information for each calendar quarter hereafter, with respect to each Leased
Property: gross revenues, average occupancy rates and total cash flow (i.e., operating income plus depreciation and amortization plus Base Rent plus Additional Rent hereunder). Tenant shall also deliver to Landlord such additional financial information as Landlord may reasonably request, provided the same is of a type normally maintained by Tenant or can be obtained without undue cost or burden on Tenant's personnel and does not constitute information which Tenant reasonably determines to be proprietary or confidential. Additionally, upon Landlord's request, Tenant shall provide Landlord with copies of Tenant's annual capital expenditure budgets for each Leased Property and any reports generated by Tenant regarding maintenance and repairs of the Leased Property.

                                   ARTICLE VII

               REPAIRS, COMPLIANCE WITH LAWS, AND MECHANICS' LIENS

         7.01 Maintenance. Tenant shall maintain each Leased Property in good order, repair and appearance, and repair each Leased Property, including without limitation, all interior and exterior, structural and nonstructural repairs and replacements to the roof, foundations, exterior walls, building systems, HVAC systems, parking areas, sidewalks, water, sewer and gas connections, pipes, and mains. Tenant shall pay as Other Additional Rent the full cost of maintenance, repairs, and replacements. Tenant shall maintain all drives, sidewalks, parking areas, and lawns on or about the Leased Property in a clean and orderly condition, free of accumulations of dirt, rubbish, snow and ice. Tenant shall permit Landlord to inspect the Leased Property at all reasonable times, and shall implement all reasonable suggestions of the Landlord as to the maintenance and replacement of the Leased Property.

         7.02 Compliance with Laws. Tenant shall comply with all laws, ordinances, orders, rules, regulations, and other governmental requirements relating to the use, condition, or occupancy of each Leased Property, whether now or hereafter enacted and in force including without limitation, (i) licensure requirements for operation as a correctional or detention facility,
(ii) requirements of any board of casualty insurance underwriters or insurance service office for any other similar body having jurisdiction over the Leased Property, and (iii) all zoning and building codes and Environmental Laws. At Landlord's request, from time to time, Tenant shall deliver to Landlord copies of certificates or permits evidencing compliance with such laws, including without limitation, copies of the correctional or detention facility licenses, certificates of occupancy and building permits. Tenant shall provide Landlord with copies of any notice from any governmental authority alleging any non-compliance by Tenant or any Leased Facility with any of the foregoing requirements and such evidence as Landlord may reasonably require of Tenant's remediation thereof. Tenant hereby agrees to defend, indemnify and hold Landlord harmless from and against any loss, liability (including strict liability), claim, damage (including consequential damages), cost and expense (including attorneys' fees) resulting from any failure by Tenant to comply with any laws, ordinances, rules, regulations, and other governmental requirements.

         7.03 Required Alterations. Tenant shall, at Tenant's sole cost and expense, make any additions, changes, improvements or alterations to each Leased Property, including structural alterations, which may be required by any governmental authorities, including those required to continue licensure requirements as a correctional or detention facility, whether such changes are required by Tenant's use, changes in the law, ordinances, or governmental regulations, defects existing as of the date of this Lease, or any other cause whatsoever. Tenant shall provide prior written notice to Landlord of any changes to each Leased Property pursuant to this Section 7.03 which involve changes to the structural integrity of such Leased Property or materially affect the operational capabilities or rated capacity of the Leased Facility. All such additions, changes, improvements or alterations shall be deemed to be a Tenant Improvement and shall comply with all laws requiring such alterations and with the provisions of Section 8.01.

         7.04 Mechanics' Liens. Tenant shall have no authority to permit or create a lien against Landlord's interest in the Leased Property, and Tenant shall post notices or file such documents as may be required to protect Landlord's interest in the Leased property against liens. Tenant hereby agrees to defend, indemnify, and hold Landlord harmless from and against any mechanics' liens against the Leased Property by reason of work, labor services or materials supplied or claimed to have been supplied on or to the Leased Property. Tenant shall immediately remove, bond-off, or otherwise obtain the release of any mechanics' lien filed against the Leased Property. Tenant shall pay all expenses in connection therewith, including without limitation, damages, interest, court costs and reasonable attorneys' fees.

         7.05 Replacements of Fixtures. Tenant shall not remove Fixtures from any Leased Property except to replace the Fixtures by other similar items of equal quality and value. Items being replaced by Tenant may be removed and shall become the property of Tenant and items replacing the same shall be and remain the property of the Landlord. Tenant shall execute, upon written request from Landlord, any and all documents necessary to evidence Landlord's ownership of the Fixtures and replacements therefor. Tenant may finance replacements for the Fixtures by equipment lease or by a security agreement and financing statement; provided, however, that for any item of Fixtures or Personal Property having a cost greater than or equal to Twenty Thousand Dollars ($20,000.00), Tenant may not finance replacements by security agreement or equipment lease unless (i) Landlord has consented to the terms and conditions of the equipment lease or security agreement; (ii) the equipment lessor or lender has entered into a nondisturbance agreement with the Landlord upon terms and conditions acceptable to Landlord, including without limitation, the following: (a) Landlord shall have the right (but not the obligation) to assume such security agreement or equipment lease upon the occurrence of an Event of Default by Tenant under any Lease; (b) the equipment lessor or lender shall notify Landlord of any default by Tenant under the equipment lease or security agreement and give Landlord a reasonable opportunity to cure such default; and (c) Landlord shall have the right to assign its rights under the equipment lease, security agreement, or nondisturbance agreement; and (iii) Tenant shall, within thirty (30) days after receipt of an invoice from Landlord, reimburse Landlord for all costs and expenses incurred in reviewing and approving the equipment lease, security agreement, and nondisturbance agreement, including without limitation, reasonable attorneys' fees and costs.

                                  ARTICLE VIII

                    ALTERATIONS AND SIGNS; TENANT'S PROPERTY;
                    CAPITAL ADDITIONS TO THE LEASED PROPERTY

         8.01 Tenant's Right to Construct. During the Term of this Agreement, so long as no Event of Default shall have occurred and be continuing as to the Leased Property that is the subject of such improvements, Tenant may make Capital Additions (as defined herein), or other alterations, additions, changes and/or improvements to any Leased Property as deemed necessary or useful to operate the Leased Property as a correction or detention facility (the "Primary Intended Use") (individually, a "Tenant Improvement," or collectively, "Tenant Improvements") with the prior written consent of the Landlord, which will not be unreasonably withheld or delayed. "Capital Additions" shall mean the construction of one or more new buildings or one or more additional structures annexed to any portion of any of the Improvements on a particular Leased Property, which are constructed on any parcel of land or portion of the Land of a particular Leased Property during the Term of any individual Lease, including the construction of a new floor, or the repair, replacement, restoration, remodeling or rebuilding of the Improvements or any portion thereof on any Leased Property which are not normal, ordinary or recurring to maintain the Leased Property. Except as otherwise agreed to by Landlord in writing, any such Tenant Improvement shall be made at Tenant's sole expense and shall become the property of Landlord upon termination of this Lease. Unless made on an emergency basis to prevent injury to person or property, Tenant will submit plans to Landlord for Landlord's prior approval, such approval not to be unreasonably withheld or delayed, for any Tenant Improvement which is not a Capital Addition and which has a cost of more than $500,000 or a cost which, when aggregated with the costs of all such Tenant Improvements for any individual Leased Facility in the same Lease Year, would cause the total costs of all such Tenant Improvements to exceed $1,000,000. Such $500,000 and $1,000,000 amounts shall be increased by four percent (4%) per annum, cumulatively for each subsequent Lease Year. Additionally, in connection with any Tenant Improvement, including any Capital Addition, Tenant shall provide Landlord with copies of any plans and specification therefor, Tenant's budget relating thereto, any required government permits or approvals, any construction contracts or agreements relating thereto, and any other information relating to such Tenant Improvement as Landlord shall reasonably request.

         8.02     Scope of Right. Subject to Section 8.01 herein and Section
7.03 concerning required alterations, at Tenant's cost and expense, Tenant shall have the right to:

                  (a) seek any governmental approvals, including building permits, licenses, conditional use permits and any certificates of need that Tenant requires to construct any Tenant Improvement;

                  (b) erect upon the Leased Property such Tenant Improvements as Tenant deems desirable;

                  (c) make additions, alterations, changes and improvements in any Tenant Improvement so erected; and

                  (d) engage in any other lawful activities that Tenant determines are necessary or desirable for the development of the Leased Property in accordance with its Primary Intended Use;

provided, however, Tenant shall not make any Tenant Improvement which would, in Landlord's reasonable judgment, impair the value or Primary Intended Use of any Leased Property without Landlord's prior written consent and provided, further that Tenant shall not be permitted to create a mortgage, lien or any other encumbrance on any individual Leased Property without Landlord's prior written consent.

         8.03 Cooperation of Landlord. Landlord shall cooperate with Tenant and take such actions, including the execution and delivery to Tenant of any applications or other documents, reasonably requested by Tenant in order to obtain any governmental approvals sought by Tenant to construct any Tenant Improvement within ten (10) business days following the later of (a) the date Landlord receives Tenant's request, or (b) the date of delivery of any such application or document to Landlord, so long as the taking of such action, including the execution of said applications or documents, shall be without cost to Landlord (or if there is a cost to Landlord, such cost shall be reimbursed by Tenant), and will not cause Landlord to be in violation of any law, ordinance or regulation.

         8.04     Commencement of Construction. Tenant agrees that:

                  (a) Tenant shall diligently seek all governmental approvals relating to the construction of any Tenant Improvement;

                  (b) Once Tenant begins the construction of any Tenant Improvement, Tenant shall diligently prosecute any such construction to completion in accordance with applicable insurance requirements and the laws, rules and regulations of all governmental bodies or agencies having jurisdiction over the Leased Property;

                  (c) Landlord shall have the right at any time and from time to time to post and maintain upon the Leased Property such notices as may be necessary to protect Landlord's interest from mechanics' liens, materialmen's liens or liens of a similar nature;

                  (d) Tenant shall not suffer or permit any mechanics' liens or any other claims or demands arising from the work of construction of any Tenant Improvement to be enforced against the Leased Property or any part thereof, and Tenant agrees to hold Landlord and said Leased Property free and harmless from all liability from any such liens, claims or demands, together with all costs and expenses in connection therewith;

                  (e) All work shall be performed in a good and workmanlike manner consistent with standards in the industry; and

                  (f) Subject to Section 8.09 in the case of Capital Additions, Tenant shall not secure any construction or other financing for the Tenant Improvements which is secured by a portion of the Leased Property without Landlord's prior written consent, and any such financing (i) shall not exceed the cost of the Tenant Improvements,
         (ii) shall be subordinate to any mortgage or encumbrance now existing or hereinafter created with respect to the Leased Property, and (iii) shall be limited solely to Tenant's interest in the Leased Property that is the subject of the improvements.

         8.05 Rights in Tenant Improvements. Notwithstanding anything to the contrary in this Lease, all Tenant Improvements constructed pursuant to Section 8.01, any and all subsequent additions thereto and alterations and replacements thereof, shall be the sole and absolute property of Tenant during the Term of the particular Lease. Upon the expiration or early termination of any Lease, all such Tenant Improvements shall become the property of Landlord. Without limiting the generality of the foregoing, Tenant shall be entitled to all federal and state income tax benefits associated with any Tenant Improvement during the Term of this Agreement.

         8.06 Personal Property. Tenant shall install, place, and use on the Leased Property such fixtures, furniture, equipment, inventory and other personal property in addition to the Fixtures as may be required or as Tenant may, from time to time, deem necessary or useful to operate the Leased Property as a correctional or detention facility.

         8.07 Requirements for Personal Property. Tenant shall comply with all of the following requirements in connection with Personal Property:

                  (a) With respect to each Leased Property, Tenant shall notify Landlord within one hundred twenty (120) days after each Lease Year of any additions, substitutions, or replacements of an item of Personal Property at such Leased Property which individually has a cost of more than $25,000.00 and shall furnish Landlord with such other information as Landlord may reasonably request from time to time.

                  (b) The Personal Property shall be installed in a good and workmanlike manner, in compliance with all governmental laws, ordinances, rules, and regulations and all insurance requirements, and be installed free and clear of any mechanics' liens.

                  (c) Tenant shall, at Tenant's sole cost and expense, maintain, repair, and replace the Personal Property.

                  (d) Tenant shall, at Tenant's sole cost and expense, keep Personal Property insured against loss or damage by fire, vandalism and malicious mischief, sprinkler leakage, and other physical loss perils commonly covered by fire and extended coverage, boiler and machinery, and difference in conditions insurance in an amount not less than ninety percent (90%) of the then full replacement cost thereof. Tenant shall use the proceeds from any such policy for the repair and replacement of Personal Property. The insurance shall meet the requirements of Section 4.03.

                  (e) Tenant shall pay all taxes applicable to Personal
         Property.

                  (f) If Personal Property is damaged or destroyed by fire or any other case, Tenant shall promptly repair or replace Personal Property unless Tenant is entitled to and elects to terminate the Lease pursuant to Section 10.05.

                  (g) Unless an Event of Default (or any event which, with the giving of notice of lapse of time, or both, would constitute an Event of Default) has occurred and remains uncured beyond any applicable grace period, Tenant may remove Personal Property from the Leased Property from time to time provided that (i) the items removed are not required to operate the Leased Property as a licensed correctional or detention facility (unless such items are being replaced by Tenant); and (ii) Tenant repairs any damage to the Leased Property resulting from the removal of Personal Property.

                  (h) Tenant shall remove any of Tenant's personal property which does not constitute Personal Property hereunder, upon the termination or expiration of the Lease and shall repair any damage to the Leased Property resulting from the removal of Tenant's personal property. If Tenant fails to remove Tenant's personal property within ninety (90) days after the termination or expiration of the Lease, then Tenant shall be deemed to have abandoned Tenant's personal property, Tenant's personal property shall become the property of Landlord, and Landlord may remove, store and dispose of Tenant's personal property. In such event, Tenant shall have no claim or right against Landlord for such property or the value thereof regardless of the disposition thereof by Landlord. Tenant shall pay Landlord, upon demand, all expenses incurred by Landlord in removing, storing, and disposing of Tenant's personal property and repairing any damage caused by such removal. Tenant's obligations hereunder shall survive the termination or expiration of the Lease. Notwithstanding the foregoing, it is understood and agreed that all property constituting Personal Property hereunder shall be and/or become the sole and exclusive property of Landlord upon the expiration or termination of the Lease.

                  (i) Tenant shall perform its obligations under any equipment lease or security agreement for Personal Property.

         8.08 Signs. Tenant may, at its own expense, erect and maintain identification signs at the Leased Property, provided such signs comply with all laws, ordinances, and regulations. Upon the occurrence of an Event of Default or the termination or expiration of a Lease, Tenant shall, within thirty (30) days after notice from Landlord, remove the signs and restore the applicable Leased Property to its original condition.

         8.09     Financings of Capital Additions to a Leased Property.

                  (a) Landlord may, but shall be under no obligation to, provide or arrange construction, permanent or other financing for a Capital Addition proposed to be made to any Leased Property by Tenant. Within thirty (30) days of receipt of such a request by Tenant, Landlord shall notify Tenant as to whether it will finance the proposed Capital Addition and, if so, the terms and conditions upon which it would do so, including the terms of any amendment to an individual Lease or a new lease agreement for such proposed Capital Addition.

                  (b) If Landlord agrees to finance the proposed Capital Addition of Tenant, Tenant shall provide Landlord with the following:

                           (i) all customary or other required loan documentation which may be required;

                           (ii) any information, certificates, licenses, permits or documents requested by either Landlord or any lender with whom Landlord has agreed or may agree to provide financing which are necessary to confirm that Tenant will be able to use the Capital Addition upon completion thereof in accordance with the Primary Intended Use (as defined in Section 8.01), including all required, federal, state or local government licenses and approvals;

                           (iii) a certificate from Tenant's architect, setting forth in reasonable detail the projected (or actual, if available) cost of the proposed Capital Addition;

                           (iv) an amendment to this Lease, or a new lease agreement, duly executed and acknowledged, in form and substance satisfactory to Landlord and Tenant, and containing such provisions as may be necessary or appropriate, including without limitation, any appropriate changes in the legal description of the Land, the Rent, and other changes with respect to the Capital Addition;

                           (v) a deed conveying title to Landlord to any land acquired for the purpose of constructing the Capital Addition, free and clear of any liens or encumbrances except those approved by Landlord and, both prior to and following completion of the Capital Addition, an as-built survey thereof satisfactory to Landlord;

                           (vi) endorsements to any outstanding policy of title insurance covering the Leased Property or a supplemental policy of title insurance covering the Leased Property satisfactory in form and substance to Landlord (a) updating the same without any additional exceptions, except as may be permitted by Landlord; and (b) increasing the coverage thereof by an amount equal to the fair market value of the Capital Addition;

                           (vii) if required by Landlord, (a) an owner's policy of title insurance insuring fee simple title to any land conveyed to Landlord pursuant to subparagraph (v), free and clear of all liens and encumbrances except those approved by Landlord and (b) a lender's policy of title insurance satisfactory in form and substance to Landlord and any lending institution advancing a portion of the cost of the Capital Addition;

                           (viii) if required by Landlord, upon completion of the Capital Addition, an M.A.I. appraisal of the Leased Property indicating that the value of the Leased Property upon completion of the Capital Addition exceeds the fair market value of the Leased Property prior thereto by an amount not less than ninety-five percent (95%) of the cost of such Capital Addition; and

                           (ix) such other certificates (including, but not limited to, endorsements, increasing the insurance coverage, if any, at the time required), documents, opinions of counsel, appraisals, surveys, certified copies of duly adopted resolutions of the board of directors of Tenant authorizing the execution and delivery of any amendment to an individual Lease or new lease agreement and any other instruments as may be reasonably required by Landlord and any lending institution advancing any portion of the cost of the Capital Addition.

                  (c) Upon making a request to finance a Capital Addition, whether or not such financing is actually consummated, Tenant shall pay or agree to pay, upon demand, all reasonable costs and expenses of Landlord and any lending institution which has committed to finance such Capital Addition which have been paid or incurred by them in connection with the financing of the Capital Addition, including, but not limited to, (i) the fees and expenses of their respective counsel,
         (ii) all printing expenses, (iii) the amount of any filing, registration and recording taxes and fees, (iv) documentary stamp taxes, if any, (v) title insurance charges, appraisal fees, if any, rating agency fees, if any, (vi) commitment fees, if any, and (vii) costs of obtaining regulatory and governmental approvals for the construction, operation, use or occupancy of the Capital Addition.

                  (d) (i) If Landlord and Tenant are unable to agree on the terms of the financing of a Capital Addition by Landlord, Tenant may undertake the cost of any such Capital Addition and seek construction, permanent or other financing from other sources.

                           (ii) In the event Tenant shall construct any Capital Addition and shall have obtained construction, permanent or other financing in connection therewith from sources other than Landlord, as set forth in the foregoing Section 8.09(d)(i), Landlord shall have the option to acquire such Capital Addition for a period of three (3) years following the date Tenant first receives inmates in such Capital Addition ("Service Commencement Date"). The price at which Landlord may acquire such Capital Addition shall be the fair market value of the Capital Addition, as reasonably and mutually determined by Landlord and Tenant, provided, Landlord and Tenant agree that for the first two (2) years following the Service Commencement Date the fair market value of such Capital Addition shall be deemed to be equal to Tenant's actual costs and expenses to acquire, develop, design, construct and equip such Capital Addition ("Tenant's Cost"), as reflected on the books of Tenant, plus five percent (5%) of Tenant's Cost. Landlord's exercise of such option shall require Landlord to acquire such Capital Addition on such terms and conditions as Landlord and Tenant shall reasonably agree, which shall be generally consistent with the terms and conditions of Landlord's initial acquisition of the related Leased Property from Tenant. Upon such acquisition, Landlord shall lease such Capital Addition to Tenant on the terms and conditions set forth herein, and Landlord and Tenant shall execute a new Lease, or an amendment to the existing Lease, with respect thereto. In such case, for acquisitions of Capital Additions within five (5) years of the date hereof, the annual Base Rent shall be the greater of (i) the fair market rental value of the Capital Addition, as reasonably and mutually determined by Landlord and Tenant and (ii) eleven percent (11%) of the purchase price of such Capital Addition. For Capital Additions thereafter, the Base Rent shall be the fair market rental value of the Capital Addition, as reasonably and mutually determined by Landlord and Tenant. Regardless of whether the foregoing option is exercised, all Capital Additions shall become the property of Landlord upon the expiration or termination of this Lease.

                                   ARTICLE IX

                              DEFAULTS AND REMEDIES

         9.01 Events of Default. The occurrence of any one or more of the following shall be an event of default ("Event of Default") hereunder:

                  (a) Tenant fails to pay in full any installment of Rent, or any other monetary obligation payable by Tenant to Landlord under a Lease, within fifteen (15) days after notice of nonpayment from Landlord;

                  (b) Tenant fails to observe and perform any other covenant, condition or agreement under this Agreement or a Lease to be performed by Tenant (except those described in Section 9.01(a) of this Agreement) and such failure continues for a period of thirty (30) days after written notice thereof is given to Tenant by Landlord; or if, by reason of the nature of such default, the same cannot with due diligence be remedied within said thirty (30) days, such failure will not be deemed to continue if Tenant proceeds promptly and with due diligence to remedy the failure and diligently completes the remedy thereof; provided, however, said cure period will not extend beyond thirty (30) days if the facts or circumstances giving rise to the default are creating a further harm to Landlord or the Leased Property and Landlord makes a good faith determination that Tenant is not undertaking remedial steps that Landlord would cause to be taken if such Lease were then to terminate;

                  (c) If Tenant: (a) admits in writing its inability to pay its debts generally as they become due, (b) files a petition in bankruptcy or a petition to take advantage of any insolvency act, (c) makes an assignment for the benefit of its creditors, (d) is unable to pay its debts as they mature, (e) consents to the appointment of a receiver of itself or of the whole or any substantial part of its property, or (f) files a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof;

                  (d) If Tenant, on a petition in bankruptcy filed against it, is adjudicated as bankrupt or a court of competent jurisdiction enters an order or decree appointing, without the consent of Tenant, a receiver of Tenant of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of Tenant under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree is not vacated or set aside or stayed within ninety (90) days from the date of the entry thereof;

                  (e) If the estate or interest of Tenant in any Leased Property or any part thereof is levied upon or attached in any proceeding and the same is not vacated or discharged within the later of ninety (90) days after commencement thereof or thirty (30) days after receipt by Tenant of notice thereof from Landlord (unless Tenant is contesting such lien or attachment in accordance with this Agreement);

                  (f) Any representation or warranty made by Tenant in the Agreement or any Lease or in any certificate, demand or request made pursuant to any Lease proves to be incorrect, in any material respect and any adverse effect on Landlord of any such misrepresentation or breach of warranty has not been corrected to Landlord's satisfaction within thirty (30) days after Tenant becomes aware of, or is notified by the Landlord of the fact of, such misrepresentation or breach of warranty;

                  (g) A default by Tenant in any payment of principal or interest on any obligations for borrowed money having a principal balance of Twenty-Five Million Dollars ($25,000,000) or more in the aggregate (excluding obligations which are limited in recourse to specific property of Tenant provided that such property is not a substantial portion of the assets of Tenant and excluding any debt which is denominated as "subordinated debt"), or in the performance of any other provision contained in any instrument under which any such obligation is created or secured (including the breach of any covenant thereunder), if an effect of such default is that the holder(s) of such obligation cause such obligation to become due prior to its stated maturity; or

                  (h) A final, non-appealable judgment or judgments for the payment of money in excess of Ten Million Dollars ($10,000,000) in the aggregate not fully covered (excluding deductibles) by insurance is rendered against Tenant and the same remains undischarged, unvacated, unbonded or unstayed for a period of one hundred twenty (120) consecutive days.

         Notwithstanding the foregoing, an Event of Default under the foregoing subsections (a), (c), (d), (g) and (h) shall constitute an Event of Default under all of the Leases and an Event of Default under the foregoing subsections
(b), (e) and (f) shall constitute an Event of Default only with respect to the specific Lease and Leased Property to which such Event of Default applies. Provided, with respect to the Events of Default under the foregoing subsections
(b), (e) and (f), if such Events of Default shall at any time be applicable to Leased Properties for which the monthly Base Rent constitutes, in the aggregate, greater than twenty-five percent (25%) of the monthly Base Rent for all of the Leased Properties, then such Events of Default shall constitute Events of Default under all of the Leases.

         9.02 Remedies. To the extent any Event of Default is applicable only to a specific Lease or Leases, or a specific Leased Property or Leased Properties (in accordance with Section 9.01 above), the remedies set forth herein shall be exercisable solely with respect to such Lease or Leases, or Leased Property or Leased Properties, and shall not be exercisable with respect to any other Leases or Leased Property. To the extent any Event of Default constitutes an Event of Default under all of the Leases (in accordance with Section 9.01 above), the remedies set forth herein shall be exercisable with respect to all of the Leases and all of the Leased Properties. Subject to the foregoing provisions, Landlord may exercise any one or more of the following remedies upon the occurrence of an Event of Default:

                  (a) Landlord may terminate the applicable Lease, exclude Tenant from possession of the subject Leased Property and use reasonable efforts to lease such Leased Property to others. If any Lease is terminated pursuant to the provisions of this subparagraph
         (a), Tenant will remain liable to Landlord for damages in an amount equal to the Rent and other sums which would have been owing by Tenant under such Lease for the balance of the Term if the Lease had not been terminated, less the net proceeds, if any, of any re-letting of the subject Leased Property by Landlord subsequent to such termination, after deducting all Landlord's expenses in connection with such re-letting, including without limitation, the expenses set forth in
         Section 9.02(b)(2) below. Landlord will be entitled to collect such damages from Tenant monthly on the days on which the Rent and other amounts would have been payable under the subject Lease if such Lease had not been terminated and Landlord will be entitled to receive such damages from Tenant on each such day. Alternatively, at the option of Landlord, if such Lease is terminated, Landlord will be entitled to recover from Tenant (a) all unpaid Rent then due and payable, and (b) the worth at the time of the award (as hereafter defined) of the Rent which would have been due and payable from the date of termination through the Expiration Date as if the Lease had not been terminated. The "worth at the time of award" of the amount referred to in clause
         (b) is computed at "present value" using New York Prime Rate. For purposes of this Agreement, "New York Prime Rate" shall mean that rate of interest identified as prime or national prime by the Wall Street Journal, or if not published or found, then the rate of interest charged by the American bank with the greatest number of assets on ninety (90) day unsecured notes to its preferred customers. For the purpose of determining unpaid Rent under clause (b), the Rent reserved in the Lease will be deemed to be the sum of the following: (i) the Base Rent computed pursuant to Section 2.01; (ii) the Additional Rent computed pursuant to Section 2.02; and (iii) the Other Additional Rent computed pursuant to Section 2.02.01. Such computation of Other Additional Rent shall be based on the Other Additional Rent paid for the Lease Year preceding the date of termination, increased by 4% per year thereafter. Following payments by Tenant of the foregoing amounts, Landlord shall deliver and pay over to Tenant all rent, income, and other proceeds of any nature realized from the sale, lease or other disposition or utilization of the Leased Premises, if any, actually received by Landlord, up to the amounts so paid by Tenant less Landlord's reasonably incurred costs and expenses of maintaining and re-leasing or selling the Leased Premises.

                  (b) (1) Without demand or notice, Landlord may re-enter and take possession of the applicable Leased Property or any part of such Leased Property; and repossess such Leased Property as of the Landlord's former estate; and expel the Tenant and those claiming through or under Tenant from such Leased Property; and, remove the effects of both or either, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of Rent or preceding breach of covenants or conditions. If Landlord elects to re-enter, as provided in this paragraph (b) or if Landlord takes possession of such Leased Property pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating the subject Lease, re-let such Leased Property or any part of such Leased Property, either alone or in conjunction with other portions of the Improvements of which such Leased Property are a part, in Landlord's name but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term of this Lease) and on such terms and conditions (which may include concessions of free rent, and the alteration and repair of such Leased Property) as Landlord, in its uncontrolled discretion, may determine. Landlord may collect and receive the Rents for such Leased Property. Landlord will not be responsible or liable for any failure to re-let such Leased Property, or any part of such Leased Property, or for any failure to collect any Rent due upon such re-letting. No such re-entry or taking possession of such Leased Property by Landlord will be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord under this Lease or under a forcible entry and detainer statute or similar law will constitute an election by Landlord to terminate this Lease unless such notice specifically says so. Landlord reserves the right following any such re-entry or re-letting, or both, to exercise its right to terminate this Lease by giving Tenant such written notice, and, in that event such Lease will terminate as specified in such notice.

                           (2) If Landlord elects to take possession of such Leased Property according to this subparagraph (b) without terminating such Lease, Tenant will pay Landlord (i) the Rent, Additional Rent and other sums which would be payable under such Lease if such repossession had not occurred, less (ii) the net proceeds, if any, of any re-letting of such Leased Property after deducting all of Landlord's expenses incurred in connection with such re-letting, including without limitation, all repossession costs, brokerage commissions, legal expense, attorneys' fees, expense of employees, alteration, remodeling, repair costs, and expense of preparation for such re-letting. If, in connection with any re-letting, the new Lease term extends beyond the existing Term or such Leased Property covered by such re-letting includes areas which are not part of such Leased Property, a fair apportionment of the Rent received from such re-letting and the expenses incurred in connection with such re-letting will be made in determining the net proceeds received from such re-letting. In addition, in determining the net proceeds from such re-letting, any rent concessions will be apportioned over the term of the new Lease. Tenant will pay such amounts to Landlord monthly on the days on which the Rent and all other amounts owing under this Agreement or such Lease would have been payable if possession had not been retaken, and Landlord will be entitled to receive the rent and other amounts from Tenant on each such day.

                  (c) Landlord may re-enter the applicable Leased Property and have, repossess and enjoy such Leased Property as if such Lease had not been made, and in such event, Tenant and its successors and assigns shall remain liable for any contingent or unliquidated obligations or sums owing at the time of such repossession.

                  (d) Landlord may take whatever action at law or in equity as may appear necessary or desirable to collect the Rent and other amounts payable under the applicable Lease then due and thereafter to become due, or to enforce performance and observance of any obligations, agreements or covenants of Tenant under such Lease.

         9.03 Right of Set-Off. Landlord may, and is hereby authorized by Tenant, at any time and from time to time, after advance notice to Tenant, to set-off and apply any and all sums held by Landlord, including all sums held in any escrow for Impositions, any indebtedness of Landlord to Tenant, and any claims by Tenant against Landlord, against any obligations of Tenant under this Agreement or any Lease and against any claims by Landlord against Tenant, whether or not Landlord has exercised any other remedies hereunder. The rights of Landlord under this Section are in addition to any other rights and remedies Landlord may have against Tenant.

         9.04 Performance of Tenant's Covenants. Landlord may perform any obligation of Tenant which Tenant has failed to perform within two (2) days after Landlord has sent a written notice to Tenant informing it of its specific failure (provided no such notice shall be required if Landlord has previously notified Tenant of such failure under the provisions of Section 9.01). Tenant shall reimburse Landlord on demand, as Other Additional Rent, for any expenditures thus incurred by Landlord and shall pay interest thereon at the New York Prime Rate (as herein defined).

         9.05     Late Charge. Any payment not made by Tenant for more than ten
(10) days after the due date shall be subject to a late charge payable by Tenant as Rent of three percent (3%) of the amount of such overdue payment.

         9.06 Litigation; Attorneys' Fees. Within ten (10) days after Tenant has knowledge of any litigation or other proceeding that may be instituted against Tenant, against any Leased Property to secure or recover possession thereof, or that may affect the title to or the interest of Landlord in such Leased Property, Tenant shall give written notice thereof to Landlord. Within thirty (30) days of Landlord's presentation of an invoice, Tenant shall pay all reasonable costs and expenses incurred by Landlord in enforcing or preserving Landlord's rights under this Agreement and each Lease, whether or not an Event of Default has actually occurred or has been declared and thereafter cured, including without limitation, (i) the fees, expenses, and costs of any litigation, receivership, administrative, bankruptcy, insolvency or other similar proceeding; (ii) reasonable attorney, paralegal, consulting and witness fees and disbursements; and (iii) the expenses, including without limitation, lodging, meals, and transportation, of Landlord and its employees, agents, attorneys, and witnesses in preparing for litigation, administrative, bankruptcy, insolvency or other similar proceedings and attendance at hearings, depositions, and trials in connection therewith. All such costs, charges and fees as incurred shall be deemed to be Other Additional Rent under this Agreement.

         9.07 Remedies Cumulative. The remedies of Landlord herein are cumulative to and not in lieu of any other remedies available to Landlord at law or in equity. The use of any one remedy shall not be taken to exclude or waive the right to use any other remedy.

         9.08 Escrows and Application of Payments. As security for the performance of its obligations hereunder, Tenant hereby assigns to Landlord all its right, title and interest in and to all monies escrowed with Landlord under this Agreement or under any Lease and all deposits with utility companies, taxing authorities, and insurance companies; provided, however, that Landlord shall not exercise its rights hereunder until an Event of Default has occurred. Any payments received by Landlord under any provisions of this Agreement or under any Lease during the existence, or continuance of an Event of Default shall be applied to Tenant's obligations in the order which Landlord may determine.

         9.09 Power of Attorney. Tenant hereby irrevocably and unconditionally appoints Landlord, or Landlord's authorized officer, agent, employee or designee, as Tenant's true and lawful attorney-in-fact, to act, after an Event of Default, for Tenant in Tenant's name, place, and stead, and for Tenant's and Landlord's use and benefit, to execute, deliver and file all applications and any and all other necessary documents or things, to effect a transfer, reinstatement, renewal and/or extension of any and all licenses and other governmental authorizations issued to Tenant in connection with Tenant's operation of any Leased Property, and to do any and all other acts incidental to any of the foregoing. Tenant irrevocably and unconditionally grants to Landlord as its attorney-in-fact full power and authority to do and perform, after an Event of Default, every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as Tenant might or could do if personally present or acting, with full power of substitution, hereby ratifying and confirming all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and is irrevocable prior to the full performance of the Tenant's obligations under this Agreement and each Lease.

                                    ARTICLE X

                             DAMAGE AND DESTRUCTION

         10.01 General. Tenant shall notify Landlord if any of the Leased Property is damaged or destroyed by reason of fire or any other cause. Tenant shall promptly repair, rebuild, or restore the Leased Property, at Tenant's expense, so as to make the Leased Property at least equal in value to the Leased Property existing immediately prior to such occurrence and as nearly similar to it in character as is practicable and reasonable. Before beginning such repairs or rebuilding, or letting any contracts in connection with such repairs or rebuilding, Tenant will submit for Landlord's approval, which approval Landlord will not unreasonably withhold or delay, complete and detailed plans and specifications for such repairs or rebuilding. Promptly after receiving Landlord's approval of the plans and specifications, Tenant will begin such repairs or rebuilding and will prosecute the repairs and rebuilding to completion with diligence, subject, however, to strikes, lockouts, acts of God, embargoes, governmental restrictions, and other causes beyond Tenant's reasonable control. Landlord will make available to Tenant the net proceeds of any fire or other casualty insurance paid to Landlord for such repair or rebuilding as the same progresses, after deduction of any costs of collection, including attorneys' fees. Payment will be made against properly certified vouchers of a competent architect in charge of the work and approved by Landlord. Prior to commencing the repairing or rebuilding, Tenant shall deliver to Landlord for Landlord's approval a schedule setting forth the estimated monthly draws for such work. Landlord will contribute to such payments out of the insurance proceeds an amount equal to the proportion that the total net amount received by Landlord from insurers bears to the total estimated cost of the rebuilding or repairing, multiplied by the payment by Tenant on account of such work. Landlord may, however, withhold ten percent (10%) from each payment until (i) the work of repairing or rebuilding is completed and proof has been furnished to Landlord that no lien or liability has attached or will attach to the Leased Property or to Landlord in connection with such repairing or rebuilding, (ii) Tenant has obtained a certificate of use and occupancy (or its functional equivalent) for the portion of the Leased Premises repaired or rebuilt and (iii) if Tenant has an agreement with any governmental authority for the detention of inmates at such Leased Property which requires such governmental authority to approve such repairs or rebuilding, such approval shall have been obtained. Upon the completion of rebuilding or repairing and the furnishing of such proof, the balance of the net proceeds of such insurance payable to Tenant on account of such repairing or rebuilding will be paid to Tenant. Tenant will obtain and deliver to Landlord a temporary or final certificate of occupancy before the Leased Property is reoccupied for any purpose. Tenant shall complete such repairs or rebuilding free and clear of mechanic's or other liens, and in accordance with the building codes and all applicable laws, ordinances, regulations, or orders of any state, municipal, or other public authority affecting the repairs or rebuilding, and also in accordance with all requirements of the insurance rating organization, or similar body. Any remaining proceeds of insurance after such restoration will be Tenant's property.

         10.02 Landlord's Inspection. During the progress of such repairs or rebuilding, Landlord and its architects and engineers may, from time to time, inspect the Leased Property and will be furnished, if required by them, with copies of all plans, shop drawings, and specifications relating to such repairs or rebuilding. Tenant will keep all plans, shop drawings, and specifications available, and Landlord and its architects and engineers may examine them at all reasonable times. If, during such repairs or rebuilding, Landlord and its architects and engineers determine that the repairs or rebuilding are not being done in accordance with the approved plans and specifications, Landlord will give prompt notice in writing to Tenant, specifying in detail the particular deficiency, omission, or other respect in which Landlord claims such repairs or rebuilding do not accord with the approved plans and specifications. Upon the receipt of any such notice, Tenant will cause corrections to be made to any deficiencies, omissions, or such other respect. Tenant's obligations to supply insurance, according to Article IV, will be applicable to any repairs or rebuilding under this Section.

         10.03 Landlord's Costs. Tenant shall, within thirty (30) days after receipt of an invoice from Landlord, pay the reasonable costs, expenses, and fees of any architect or engineer employed by Landlord to review any plans and specifications and to supervise and approve any construction, or for any services rendered by such architect or engineer to Landlord as contemplated by any of the provisions of this Agreement, or for any services performed by Landlord's attorneys in connection therewith; provided, however, that Landlord will consult with Tenant and notify Tenant of the estimated amount of such expenses.

         10.04    Rent Abatement. In the event that the provisions of Section
10.01 above shall become applicable, the Rent, real estate taxes and other Impositions shall be abated or reduced proportionately during any period in which, by reason of such damage or destruction, there is substantial interference with the operation of the business of Tenant in the Leased Property, having regard to the extent to which Tenant may be required to discontinue its business in the Leased Property, and such abatement or reduction shall continue for the period commencing with such destruction or damage and ending with the substantial completion (defined below) by Tenant of such work or repair and/or reconstruction. In the event that only a portion of any Leased Property is rendered untenantable or incapable of such use, the Base Rent and all real estate taxes and other Impositions payable hereunder shall be reduced on a pro rata basis for the amount that the correctional or detention facility at a particular Leased Property is rendered incapable of occupancy because of such damage or destruction in proportion to the total size of the Leased Property prior to such damage or destruction. For purposes of this paragraph, substantial completion shall occur upon the earlier of (i) nine (9) months from the date of the first disbursement of insurance proceeds, or (ii) the issuance of a certificate of occupancy for the Leased Property. Notwithstanding any other provision hereof, such rental abatement shall be limited to the amount of any rental or business interruption insurance proceeds actually received by Landlord.

         10.05 Substantial Damage During Lease Term. Provided Tenant has fully complied with Section 4.01 hereof (including actually maintaining in effect rental value insurance or business interruption insurance provided for in clause (c) thereof) and has satisfied the conditions of the last sentence of this Section 10.05, if, at any time during the Term of the particular Lease, the Leased Property is so damaged by fire or otherwise that more than fifty percent (50%) of the correctional or detention facility at the Leased Property is rendered unusable, Tenant may, within thirty (30) days after such damage, give notice of its election to terminate the Lease subject to the particular Leased Property and, subject to the further provisions of this Section, such Lease will cease on the tenth (10th ) day after the delivery of such notice. If the Lease is so terminated, Tenant will have no obligation to repair, rebuild or replace the Leased Property, and the entire insurance proceeds will belong to Landlord. If the Lease is not so terminated, Tenant shall rebuild the Leased Property in accordance with Section 10.01. If Tenant elects to terminate any Lease pursuant to this Section 10.05, Tenant will pay (or cause to be paid) to Landlord, an amount equal to the difference between the amount of all insurance proceeds received by Landlord, and the net book value of such Leased Property as shown in Landlord's financial statements as of the date of such termination.

         10.06    Damage Near End of Term. Notwithstanding any provisions of
Section 10.01 to the contrary, if damage to or destruction of the Leased Property occurs during the last twenty-four (24) months of the Term, and if such damage or destruction cannot be fully repaired and restored within six (6) months immediately following the date of loss, either party shall have the right to terminate this Lease by giving notice to the other within thirty (30) days after the date of damage or destruction, in which event Landlord shall be entitled to retain the insurance proceeds and Tenant shall pay to Landlord on demand the amount of any deductible or uninsured loss arising in connection therewith; provided, however, that any such notice given by Landlord shall be void and of no force and effect if Tenant exercises an available option to extend the Term pursuant to provisions of the Lease for such Leased Property within thirty (30) days following receipt of such termination notice.

                                   ARTICLE XI

                                  CONDEMNATION

         11.01 Total Taking. If at any time during the Term any Leased Property is totally and permanently taken by right of eminent domain or by conveyance made in response to the threat of the exercise of such right ("Condemnation"), the applicable Lease shall terminate on the Date of Taking (which shall mean the date the condemning authority has the right to possession of the property being condemned), and Tenant shall promptly pay all outstanding rent and other charges through the date of termination, provided, however the applicable Lease shall not so terminate if the Condemnation occurred due to the failure of Tenant to maintain the Leased Property as required by Article VII of this Agreement or other applicable provision of this Agreement, whether or not such failure on the part of Tenant constituted an Event of Default under an individual Lease at the time of the Condemnation.

         11.02 Partial Taking. If a portion of any Leased Property is taken by Condemnation, the subject Lease shall remain in effect if such Leased Property is not thereby rendered Unsuitable for its Primary Intended Use (which shall mean that the Leased Property is in such a state or condition such that in the good faith judgment of Tenant, reasonably exercised, the Leased Property cannot be operated on a commercially practicable basis as a correctional or detention facility), but if such Leased Property is thereby rendered Unsuitable for its Primary Intended Use, such Lease shall terminate on the Date of Taking, provided such Condemnation was not as a result of Tenant's failure to maintain the Leased Property as provided for in Section 11.01.

         11.03 Restoration. If there is a partial taking of any Leased Property and the subject Lease remains in full force and effect pursuant to
Section 11.02, Landlord shall furnish to Tenant the amount of the Award payable to Landlord, as provided herein, in order for Tenant to accomplish all necessary restoration. If Tenant receives an Award under Section 11.05, Tenant shall repair or restore any Tenant Improvements up to but not exceeding the amount of the Award payable to Tenant therefor. Before beginning such restoration, or letting any contracts in connection with such restoration, Tenant will submit for Landlord's approval, which approval Landlord will not unreasonably withhold or delay, complete and detailed plans and specifications for such restoration. Promptly after receiving Landlord's approval of the plans and specifications, Tenant will begin such restoration and will prosecute the repairs and rebuilding to completion with diligence, subject, however, to strikes, lockouts, acts of God, embargoes, governmental restrictions, and other causes beyond Tenant's reasonable control. Landlord will make available to Tenant the net proceeds of any Award paid to Landlord for such restoration, after deduction of any costs of collection, including attorneys' fees. Payment will be made against properly certified vouchers of a competent architect in charge of the work and approved by Landlord. Prior to commencing the restoration, Tenant shall deliver to Landlord for Landlord's approval a schedule setting forth the estimated monthly draws for such work. Landlord may, however, withhold ten percent (10%) from each payment until the work of restoration is completed and proof has been furnished to Landlord that no lien or liability has attached or will attach to the Leased Property or to Landlord in connection with such restoration. Upon the completion of restoration and the furnishing of such proof, the balance of the Award will be paid to Tenant. Tenant will obtain and deliver to Landlord a temporary or final certificate of occupancy before the Leased Property is reoccupied for any purpose. Tenant shall complete such restoration free and clear of mechanic's or other liens, and in accordance with the building codes and all applicable laws, ordinances, regulations, or orders of any state, municipal, or other public authority affecting the restoration, and also in accordance with all requirements of the insurance rating organization, or similar body. Any remaining proceeds of the Award after such restoration will be Tenant's property.

         11.04 Landlord's Inspection. During the progress of such restoration, Landlord and its architects and engineers may, from time to time, inspect the Leased Property and will be furnished, if required by them, with copies of all plans, shop drawings, and specifications relating to such restoration. Tenant will keep all plans, shop drawings, and specifications available, and Landlord and its architects and engineers may examine them at all reasonable times. If, during such restoration, Landlord and its architects and engineers determine that the restoration is not being done in accordance with the approved plans and specifications, Landlord will give prompt notice in writing to Tenant, specifying in detail the particular deficiency, omission, or other respect in which Landlord claims such restoration does not accord with the approved plans and specifications. Upon the receipt of any such notice, Tenant will cause corrections to be made to any deficiencies, omissions, or such other respect. Tenant's obligations to supply insurance, according to
Article IV, will be applicable to any restoration under this Section.

         11.05 Award Distribution. The entire compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation (the "Award") shall belong to and be paid to Landlord, except that, subject to the rights of any mortgagee of Tenant, Tenant shall be entitled to receive from the Award, if and to the extent such Award specifically includes such items, a sum attributable to the value, if any, of: (i) any Tenant Improvements, and (ii) the leasehold interest of Tenant under the subject Lease; provided, however, that if the amount received by Landlord and said mortgagee is less than the Condemnation Threshold (which shall mean, as of any given date, an amount equal to the net book value of such Leased Property as shown on the financial statements of Landlord as of the date of the Condemnation), then the amount of the Award otherwise payable to Tenant for the value of its leasehold interest under this Lease (and not any other funds of Tenant) shall instead be paid over to Landlord up to the amount of the shortfall.

         11.06 Temporary Taking. The taking of any Leased Property, or any part thereof, by military or other public authority shall constitute a taking by Condemnation only when the use and occupancy by the taking authority has continued for longer than six (6) months. During any such six (6) month period, which shall be a temporary taking, all the provisions of the subject Lease shall remain in full force and effect with no abatement of rent payable by Tenant hereunder. In the event of any such temporary taking, the entire amount of any such Award made for such temporary taking allocable to the Term of such Lease, whether paid by way of damages, rent or otherwise, shall be paid to Tenant.

                                   ARTICLE XII

                         TENANT'S RIGHT OF FIRST REFUSAL

         12.01 Rights of First Refusal. Subject to the terms and conditions set forth in this Section 12.01 and provided that no Event of Default with respect to the subject Leased Property has occurred and is continuing at such time or at the expiration of this Agreement or the individual Lease, Tenant shall have a right of first refusal (the "Purchase Refusal Right") to purchase any Leased Property (including any Leased Property owned by an Affiliate [as defined in Section 13.01 hereof] of Landlord). If during the Term or for a period of ninety (90) days following termination of any Lease, Landlord or any Affiliate of Landlord receives a bona fide third party offer to Transfer any Leased Property, then, prior to accepting such third party offer, Landlord shall send written notice and a copy thereof to Tenant ("Landlord's Notice"). Tenant shall have ninety (90) days after receipt of Landlord's Notice to exercise Tenant's Purchase Refusal Right, by giving Landlord written notice thereof. Failure of Tenant to exercise the Purchase Refusal Right within such time period set forth above shall be deemed to extinguish the Purchase Refusal Right for a period of one hundred eighty (180) days. Thereafter, prior to the expiration of such one hundred eighty (180) days, Landlord or its Affiliates may Transfer such Leased Property provided however, that the Transfer of the Leased Property is at a price equal to or greater than the price contained in the Landlord's Notice, and otherwise consistent in all material respects with the terms and conditions set forth in Landlord's Notice. Tenant's Purchase Refusal Right shall revive in the event that Landlord fails to Transfer the Leased Property within said one hundred eighty (180) days. In the event that Tenant elects to exercise the Purchase Refusal Right and to acquire the Leased Property thereby, (a) Tenant shall acquire such Leased Property on the same terms and conditions and subject to all time periods and other limitations as provided in Landlord's Notice (provided, however, Tenant shall in all events have not less than ninety (90) days to close its acquisition of the Leased Property following its written notice exercising its Purchase Refusal Right), and (b) concurrently with such acquisition, the Lease of such Leased Property shall terminate (but Tenant shall remain liable to pay any unpaid Rent with respect to such Leased Property and all indemnifications and other provisions that survive the expiration of the individual Lease or of this Agreement shall continue in effect), and this Agreement shall be appropriately amended to reflect the termination of such Lease.

         Notwithstanding the foregoing provisions, the Purchase Refusal Right shall not be applicable to any Transfer of a Leased Property to any Affiliate of Landlord, so long as such Affiliate acquires such Leased Property subject to the Purchase Refusal Right.

         A "Transfer" is any direct or indirect sale, conveyance or other disposition, including any transfer of a controlling ownership interest in any owning partnership, limited liability company or corporation, and including any lease with a term in excess of five (5) years.

         12.02 Restriction on Exercise of Purchase Refusal Right. Notwithstanding any other provision of this Article XII, Landlord shall not be required to Transfer any Leased Property, or any portion thereof, which is a real estate asset as defined in Section 856(c) (6) (B), or functionally equivalent successor provision, of the Code, to Tenant if Landlord's counsel advises Landlord that such Transfer may not be a sale of property described in
Section 857(b) (6) (C), or functionally equivalent successor provision of the Code. If Landlord determines not to Transfer such property pursuant to the above sentence, Tenant's right, if any, to acquire any or all of such property shall continue and be exercisable, upon and subject to all applicable terms and conditions set forth in this Lease, at such time as the transaction, upon the advise of Landlord's tax counsel, would be a sale of property described in
Section 857(b) (6) (C) of the Code, or functionally equivalent successor provision, and until such time Tenant shall lease the Leased Property for the lesser of the rent otherwise called for in the Lease or fair market rental. If the Transfer of the Leased Property is delayed pursuant to this section, Landlord will use its reasonable best efforts to Transfer such Leased Property to Tenant as soon as practicable in the next calendar year.

                                  ARTICLE XIII

                      ASSIGNMENT AND SUBLETTING; ATTORNMENT

         13.01    Prohibition Against Subletting and Assignment. Subject to
Section 13.03, Tenant shall not, without the prior written consent of Landlord (which consent Landlord may grant or withhold in its sole and absolute discretion), assign, mortgage, pledge, hypothecate, encumber or otherwise transfer (except to an Affiliate of Tenant) (as defined) this Agreement or any Lease or any interest herein or therein, or all or any part of the Leased Property, or suffer or permit any Lease or the leasehold estate created thereby or any other rights arising under any Lease to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law (except to an Affiliate of Tenant). For purposes of this Section 13.01, an assignment of any Lease shall be deemed to include any Change of Control of Tenant, as if such Change of Control were an assignment of the Lease. No assignment shall in any way impair the continuing primary liability of Tenant hereunder.

         An "Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under common control with that Person.

         A "Person" shall mean and include natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, Indian tribes or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         13.02 Changes of Control. A Change of Control requiring the consent of Landlord shall mean:

                           (a) the issuance and/or sale by Tenant or the sale by
                  any stockholder of Tenant of a Controlling (which shall mean, as applied to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise) interest in Tenant to a Person other than an Affiliate of Tenant, other than in either case a distribution to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended (a "Registered Offering");

                           (b) the sale, conveyance or other transfer of all or
                  substantially all of the assets of Tenant (whether by operation of law or otherwise); or

                           (c) any transaction pursuant to which Tenant is
                  merged with or consolidated into another entity (other than an entity owned and Controlled by an Affiliate of Tenant), and Tenant is not the surviving entity.

         13.03    Operating/Service Agreements.

         13.03.01 Permitted Agreements. Tenant shall, without Landlord's prior approval, be permitted to enter into certain operating/service agreements for portions of any Leased Property to various licensees in connection with Tenant's operation of correctional or detention facilities as is customarily associated with or incidental to the operation of such Leased Property, which agreements may be in the nature of a sublease agreement.

         13.03.02 Terms of Agreements. Each operating/service agreement concerning any of the Leased Property shall be subject and subordinate to the provisions of the applicable Lease. No agreement made as permitted by Section
13.03.01 shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as if no agreement had been made. No agreement shall impose any additional obligations on Landlord under the applicable Lease.

         13.03.03 Copies. Tenant shall, within ten (10) days after the execution and delivery of any operating/service agreement permitted by Section 13.03.01, deliver a duplicate original thereof to Landlord.

         13.03.04 Assignment of Rights in Agreements. As security for performance of its obligations under each Lease, Tenant hereby grants, conveys and assigns to Landlord all right, title and interest of Tenant in and to all operating/service agreements now in existence or hereinafter entered into for any or all of the applicable Leased Property, and all extensions, modifications and renewals thereof and all rents, issues and profits therefrom, to the extent the same are assignable by Tenant. Landlord hereby grants to Tenant a license to collect and enjoy all rents and other sums of money payable under any such agreement concerning any of such Leased Property; provided, however, that Landlord shall have the absolute right at any time after the occurrence and continuance of an Event of Default upon notice to Tenant and any vendors or licensees to revoke said license and to collect such rents and sums of money and to retain the same. Tenant shall not (i) after the occurrence and continuance of an Event of Default, consent to, cause or allow any material modification or alteration of any of the terms, conditions or covenants of any of the agreements or the termination thereof, without the prior written approval of Landlord nor
(ii) accept any rents (other than customary security deposits) more than ninety
(90) days in advance of the accrual thereof nor permit anything to be done, the doing of which, nor omit or refrain from doing anything, the omission of which, will or could be a breach of or default in the terms of any of the agreements.

         13.03.05 Licenses, Etc. For purposes of Section 13.03, the operating/service agreements shall mean any licenses, concession arrangements, or other arrangements relating to the possession or use of all or any part of any Leased Property but specifically excluding any management agreement, facility operating agreement or other agreement for the housing or detention of inmates.

         13.04 Assignment. No assignment shall in any way impair the continuing primary liability of Tenant hereunder, and no consent to any assignment in a particular instance shall be deemed to be a waiver of the prohibition set forth in Article XIII. Any assignment shall be solely of Tenant's entire interest in the subject Lease. Any assignment or other transfer of all or any portion of Tenant's interest in any Lease in contravention of Article XIII shall be voidable at Landlord's option.

         13.05 REIT Limitations. Anything contained in this Agreement to the contrary notwithstanding, Tenant shall not (i) sublet or assign any Leased Property or any Lease on any basis such that the rental or other amounts to be paid by the sublessee or assignee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the sublessee or assignee; (ii) sublet or assign any Leased Property or any Lease to any person that Landlord owns, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d) (5) of the Code), a ten percent (10%) or greater interest; or (iii) sublet or assign any Leased Property or any Lease in any other manner or otherwise derive any income which could cause any portion of the amounts received by Landlord pursuant to any Lease or any sublease to fail to qualify as "rents from real property" within the meaning of
Section 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in Section 856(c) (2) of the Code. The requirements of this Section 13.05 shall likewise apply to any further subleasing by any subtenant.

         13.06 Attornment. Tenant shall insert in each sublease permitted under Section 13.03.01 provisions to the effect that (a) such sublease is subject and subordinate to all of the terms and provisions of the applicable Lease (including this Agreement) and to the rights of Landlord hereunder, (b) in the event such Lease shall terminate before the expiration of such sublease, the sublessee thereunder will, at Landlords' option, attorn to Landlord and waive any right the sublessee may have to terminate the sublease or to surrender possession thereunder, as a result of the termination of such Lease, and (c) in the event the sublessee receives a written notice from Landlord or Landlord's assignees, if any, stating that Tenant is in default under such Lease, the sublessee shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such notice, or as such party may direct. All rentals received from the sublessee by Landlord or Landlord's assignees, if any, as the case may be, shall be credit against the amounts owing by Tenant under such Lease.

         14.01 Controversies. Except with respect to the payment of Rent hereunder, which shall be subject to the provisions of Section 9.02, in the case a controversy arises between the parties as to any of the requirements of this Agreement or of any individual Lease or the performance thereunder which the parties are unable to resolve, the parties agree to waive the remedy of litigation (except for extraordinary relief in an emergency situation) and agree that such controversy or controversies shall be determined by arbitration as hereafter provided in this Article.

                                   ARTICLE XIV

                                   ARBITRATION

         14.02 Appointment of Arbitrators. The party or parties requesting arbitration shall serve upon the other a demand therefor, in writing, specifying in detail the controversy and matter(s) to be submitted to arbitration. The selection of arbitrators shall be conducted pursuant to the rules for resolution of commercial disputes promulgated by the American Arbitration Association. The party or parties giving notice shall request a listing of available arbitrators from the American Arbitration Association, and each party shall respond in the selection process within fifteen (15) days after each receipt of such listings until a panel of three (3) arbitrators has been designated. If either party fails to respond within fifteen (15) days, it is agreed that the American Arbitration Association may make such selections as are necessary to complete the panel of three (3) arbitrators.

         14.03 Arbitration Procedure. Within fifteen (15) days after the selection of the arbitration panel, the arbitrators shall give written notice to each party as to the time and the place of each meeting, which shall be held in Nashville, Tennessee, at which the parties may appear and be heard, which shall be no later than sixty (60) days after certification of the arbitration panel. The parties specifically waive discovery, and further waive the applicability of rules of evidence or rules of procedure in the proceedings. The applicable rules shall be those in effect at the time for the resolution of commercial disputes promulgated by the American Arbitration Association. Notwithstanding the foregoing, the substantive law governing the arbitration shall be the laws of the State of Tennessee. The arbitrators shall take such testimony and make such examination and investigations as the arbitrators reasonably deem necessary. The decision of the arbitrators shall be in writing signed by a majority of the panel which decision shall be final and binding upon the parties to the controversy. Provided, however, in rendering their decisions and making awards, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Agreement.

         14.04 Expenses. The expenses of the arbitration shall be assessed by the arbitrators and specified in the written decision. In the absence of a determination or assessment of expenses of the arbitration procedure in the award, all of the expenses of such arbitration shall be divided equally between Landlord and Tenant. Each party in interest shall be responsible for and pay the fees, costs and expenses of its own counsel, unless the arbitration award provides for an assessment of reasonable attorneys' fees and costs.

         14.05 Enforcement of the Arbitration Award. There shall be no appeal from the decision of the arbitrators, and upon the rendering of an award, any party thereto may file the arbitrators' decision in the United States District Court for the Middle District of Tennessee for enforcement as provided by applicable law.

                                   ARTICLE XV

                         QUIET ENJOYMENT, SUBORDINATION,
                        ATTORNMENT, ESTOPPEL CERTIFICATES

         15.01 Quiet Enjoyment. So long as Tenant performs all of its obligations under this Agreement and each Lease, Tenant's possession of the Leased Property will not be disturbed by or through Landlord.

         15.02 Landlord Mortgages; Subordination. Subject to Section 15.03, without the consent of Tenant, Landlord may, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrances or title retention agreement on the Leased Properties, or any portion thereof or any interest therein, whether to secure any borrowing or other means of financing or refinancing. This Agreement and each Lease and Tenant's rights under this Agreement and each Lease are subordinate to any ground lease or underlying lease, first mortgage, first deed of trust, or other first lien against any Leased Property, together with any renewal, consolidation, extension, modification or replacement thereof, which now or at any subsequent time affects any Leased Property or any interest of Landlord in any Leased Property, except to the extent that any such instrument expressly provides that this Agreement and each Lease is superior. This provision will be self-operative, and no further instrument or subordination will be required in order to effect it. However, Tenant shall execute, acknowledge and deliver to Landlord, at any time and from time to time upon demand by Landlord, such documents as may be requested by Landlord or any mortgagee or any holder of any mortgage or other instrument described in this Section, to confirm or effect any such subordination. If Tenant fails or refuses to execute, acknowledge, and deliver any such document within twenty (20) days after written demand, Landlord may execute, acknowledge and deliver any such document on behalf of Tenant as Tenant's attorney-in-fact. Tenant hereby constitutes and irrevocably appoints Landlord, its successors and assigns, as Tenant's attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any documents described in this Section. This power of attorney is coupled with an interest and is irrevocable.

         15.03 Attornment; Non-Disturbance. If any holder of any mortgage, indenture, deed of trust, or other similar instrument described in Section 15.02 succeeds to Landlord's interest in any Leased Property, Tenant will pay to such holder all Rent subsequently payable under the subject Lease. Tenant shall, upon request of anyone succeeding to the interest of Landlord, automatically become the tenant of, and attorn to, such successor in interest without changing such Lease. The successor in interest will not be bound by (i) any payment of Rent for more than one (1) month in advance; (ii) any amendment or modification of such Lease made without its written consent; (iii) any claim against Landlord arising prior to the date on which the successor succeeded to Landlord's interest; or (iv) any claim or offset of Rent against the Landlord. Upon request by Landlord or such successor in interest and without cost to Landlord or such successor in interest, Tenant will execute, acknowledge and deliver an instrument or instruments confirming the attornment. If Tenant fails or refuses to execute, acknowledge and deliver any such instrument within twenty (20) days after written demand, then Landlord or such successor in interest will be entitled to execute, acknowledge, and deliver any document on behalf of Tenant as Tenant's attorney-in-fact. Tenant hereby constitutes and irrevocably appoints Landlord, its successors and assigns, as Tenant's attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any such document. This power of attorney is coupled with an interest and is irrevocable.

         Landlord shall use reasonable efforts to obtain a non-disturbance agreement from any such party referred to above which provides that in the event such party succeeds to Landlord's interest under the Lease and provided that no Event of Default by Tenant exists, such party will not disturb Tenant's possession, use or occupancy of the Leased Property.

         15.04 Estoppel Certificates. At the request of Landlord or any mortgagee or purchaser of any Leased Property, Tenant shall execute, acknowledge, and deliver an estoppel certificate, in recordable form, in favor of Landlord or any mortgagee or purchaser of such Leased Property certifying the following: (i) that the subject Lease is unmodified and in full force and effect, or if there have been modifications that the same is in full force and effect as modified and stating the modifications; (ii) the date to which Rent and other charges have been paid; (iii) that neither Tenant nor Landlord is in default nor is there any fact or condition which, with notice or lapse of time, or both, would constitute a default, if that be the case, or specifying any existing default; (iv) that Tenant has accepted and occupies such Leased Property; (v) that Tenant has no defenses, set-offs, deductions, credits, or counterclaims against Landlord, if that be the case, or specifying such that exist; (vi) that the Landlord has no outstanding construction or repair obligations; and (vii) such other information as may reasonably be requested by Landlord or any mortgagee or purchaser. Any purchaser or mortgagee may rely on this estoppel certificate. If Tenant fails to deliver the estoppel certificates to Landlord within ten (10) days after the request of the Landlord, then Tenant shall be deemed to have certified that (a) such Lease is in full force and effect and has not been modified, or that such Lease has been modified as set forth in the certificate delivered to Tenant; (b) Tenant has not prepaid any Rent or other charges except for the current month; (c) Tenant has accepted and occupies such Leased Property; (d) neither Tenant nor Landlord is in default nor is there any fact or condition which, with notice or lapse of time, or both, would constitute a default; (e) Landlord has no outstanding construction or repair obligation; and (f) Tenant has no defenses, set-offs, deductions, credits, or counterclaims against Landlord. Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact to execute, acknowledge and deliver on Tenant's behalf any estoppel certificate which Tenant does not object to within twenty (20) days after Landlord sends the certificate to Tenant. This power of attorney is coupled with an interest and is irrevocable.

                                   ARTICLE XVI

                                  MISCELLANEOUS

         16.01 Notices. Landlord and Tenant hereby agree that all notices, demands, requests, and consents (hereinafter "Notices") required to be given pursuant to the terms of this Lease shall be in writing and shall be addressed as follows:

If to Tenant:              Corrections Corporation of America
                           102 Woodmont Boulevard, Suite 800
                           Nashville, Tennessee 37205
                           Attention: Darrell K. Massengale

With a copy to:            Stokes & Bartholomew, P.A.
                           424 Church Street, Suite 2800
                           Nashville, Tennessee 37219
                           Attention: Elizabeth E. Moore

If to Landlord:            CCA Prison Realty Trust
                           2200 Abbott Martin Road
                           Nashville, Tennessee 37215
                           Attention: Michael W. Devlin

With a copy to:            Sherrard & Roe, PLC
                           424 Church Street, Suite 2000
                           Nashville, Tennessee 37219
                           Attention: Kim A. Brown

and shall be served by (i) personal delivery, (ii) certified mail, return receipt requested, postage prepaid, or (iii) nationally recognized overnight courier. All notices shall be deemed to be given upon the earlier of actual receipt or three (3) days after mailing, or one (1) business day after deposit with the overnight courier. Any Notices meeting the requirements of this Section shall be effective, regardless of whether or not actually received. Landlord or Tenant may change its notice address at any time by giving the other party Notice of such change.

         16.02 Advertisement of Leased Property. In the event the parties hereto have not executed a renewal lease of any Leased Property within one (1) year prior to the expiration of the Term, then Landlord or its agent shall have the right to enter such Leased Property at all reasonable times for the purpose of exhibiting such Leased Property to others and to place upon such Leased Property for and during the period commencing two hundred ten (210) days prior to the expiration of the Term "for sale" or "for rent" notices or signs.

         16.03 Landlord's Access. Landlord shall have the right to enter upon the Leased Property, upon reasonable prior notice to Tenant, for purposes of inspecting the same and assuring Tenant's compliance with this Agreement provided, any such entry by Landlord shall be subject to all rules, guidelines and procedures prescribed by Tenant in connection therewith. Landlord shall not be allowed entry to the Leased Premises unless accompanied by such of Tenant's personnel as Tenant shall require.

         16.04 Entire Agreement. This Agreement and the individual Leases contain the entire agreement between Landlord and Tenant with respect to the subject matter hereof and thereof. No representations, warranties, and agreements have been made by Landlord except as set forth in this Agreement and the Leases.

         16.05 Severability. If any term or provision of this Agreement or any Lease is held or deemed by Landlord to be invalid or unenforceable, such holding shall not affect the remainder of this Agreement or any Lease and the same shall remain in full force and effect, unless such holding substantially deprives Tenant of the use of the Leased Property or Landlord of the Rents therefor, in which event the Lease for such Leased Property shall forthwith terminate as if by expiration of the Term.

         16.06 Captions and Headings. The captions and headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

         16.07 Governing Law. This Agreement and each of the Leases shall be construed under the laws of the State of Tennessee.

         16.08 Memorandum of Lease. Landlord and Tenant agree that a record of this Agreement or any Lease may be recorded by either party in a memorandum of lease approved by Landlord and Tenant with respect to each Leased Property.

         16.09 Waiver. No waiver by Landlord of any condition or covenant herein contained, or of any breach of any such condition or covenant, shall be held or take to be a waiver of any subsequent breach of such covenant or condition, or to permit or excuse its continuance or any future breach thereof or of any condition or covenant, nor shall the acceptance of Rent by Landlord at any time when Tenant is in default in the performance or observance of any condition or covenant herein be construed as a waiver of such default, or of Landlord's right to terminate this Agreement or any Lease or exercise any other remedy granted herein on account of such existing default.

         16.10 Binding Effect. This Agreement and each Lease will be binding upon and inure to the benefit of the heirs, successors, personal representatives, and permitted assigns of Landlord and Tenant.

         16.11 Authority. The persons executing this Agreement or any Lease on behalf of Tenant warrant that (i) Tenant has the power and authority to enter into this Agreement or such Lease; (ii) Tenant is qualified to do business in the state in which the Leased Property is located; and (iii) they are authorized to execute this Agreement and each Lease on behalf of Tenant. Tenant shall, at the request of Landlord, provide evidence satisfactory to Landlord confirming these representation.

         16.12 Transfer of Permits, Etc. Upon the expiration or earlier termination of the Term of any Lease (whether pursuant to the provisions of this Agreement or of such Lease), Tenant shall, at the option of Landlord, transfer to and relinquish to Landlord or Landlord's nominee and to cooperate with Landlord or Landlords' nominee in connection with the processing by Landlord or such nominee of all licenses, operating permits, and other governmental authorization and all contracts, including without limitation, the correctional or detention facility license, and any other contracts with governmental or quasi-governmental entities which may be necessary or appropriate for the operation by Landlord or such nominee of the subject Leased Property for the purposes of operating a correctional or detention facility; provided that the costs and expenses of any such transfer or the processing of any such application shall be paid by Landlord or Landlord's nominee; and provided further that any management agreement, facility operating agreement or other agreement for the housing or detention of inmates shall be expressly excluded. Any such permits, licenses, certificates and contracts which are held in Landlord's name now or at the termination of such Lease shall remain the property of Landlord. To the extent permitted by law, Tenant hereby irrevocably appoints Landlord, its successors and assigns and any nominee or nominees specifically designated by Landlord or any successor or assign as Tenant's attorney-in-fact to execute, acknowledge, deliver and file all documents appropriate to such transfer or processing of any such application on behalf of Tenant; this power of attorney is coupled with an interest and is irrevocable.

         16.13 Modification. This Agreement and any Lease may only be modified by a writing signed by both Landlord and Tenant.

         16.14 Incorporation by Reference. All schedules and exhibits referred to in this Agreement are incorporated into this Agreement, and all schedules and exhibits referred to in any Lease (as well as the provisions of this Agreement, except to the extent specifically excluded from or inconsistent with the terms of such Lease) are incorporated into such Lease.

         16.15 No Merger. The surrender of this Agreement or of any Lease by Tenant or the cancellation of this Agreement or of any Lease by agreement of Tenant and Landlord or the termination of this Agreement or of any Lease on account of Tenant's default will not work a merger, and will, at Landlord's option, terminate any subleases or operate as an assignment to Landlord of any subleases. Landlord's option under this paragraph will be exercised by notice to Tenant and all known subtenants of any applicable Leased Property.

         16.16 Laches. No delay or omission by either party hereto to exercise any right or power accruing upon any noncompliance or default by the other party with respect to any of the terms hereof shall impair any such right or power or be construed to be a waiver thereof.

         16.17 Waiver of Jury Trial. To the extent that there is any claim by one party against the other that is not to be settled by arbitration as provided in Article XIV hereof, Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on all matters arising out of this Agreement or the use and occupancy of the Leased Property (except claims for personal injury or property damage). If Landlord commences any summary proceeding for nonpayment of Rent, Tenant will not interpose, and waives the right to interpose, any counterclaim in any such proceeding.

         16.18 Permitted Contests. Tenant, on its own or on Landlord's behalf (or in Landlord's name), but at Tenant's expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or any legal requirement or insurance requirement or any lien, attachment, levy, encumbrance, charge or claim provided that (i) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the Leased Property; (ii) neither the Leased Property nor any Rent therefrom nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, attached or lost; (iii) in the case of a legal requirement, Landlord would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings; (iv) in the event that any such contest shall involve a sum of money or potential loss in excess of Fifty Thousand Dollars ($50,000.00), Tenant shall deliver to Landlord and its counsel an opinion of Tenant's counsel to the effect set forth in clauses (i), (ii) and (iii), to the extent applicable; (v) in the case of a legal requirement and/or an Imposition, lien, encumbrance, or charge, Tenant shall give such reasonable security as may be demanded by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected Leased Property or the Rent by reason of such nonpayment or noncompliance; provided, however, the provisions of this Section shall not be construed to permit Tenant to contest the payment of Rent (except as to contests concerning the method of computation or the basis of levy of any Imposition or the basis for the assertion of any other claim) or any other sums payable by Tenant to Landlord hereunder; (vi) in the case of an insurance requirement, the coverage required by Article IV shall be maintained; and (vii) if such contest be finally resolved against Landlord or Tenant, Tenant shall, as Other Additional Rent due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable legal requirement or insurance requirement. Landlord, at Tenant's expense, shall execute and deliver to Tenant such authorizations and other documents as may be reasonably required in any such contest, and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein. Tenant hereby agrees to indemnify and save Landlord harmless from and against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom.

         16.19 Construction of Lease. This Agreement and each of the Leases for Leased Properties have been reviewed by Landlord and Tenant and their respective professional advisors. Landlord, Tenant, and their advisors believe that this Agreement and such Leases are the product of all their efforts, that they express their agreement, and agree that they shall not be interpreted in favor of either Landlord or Tenant or against either Landlord or Tenant merely because of any party's efforts in preparing such documents.

         16.20 Counterparts. This Agreement and each Lease may be executed in duplicate counterparts, each of which shall be deemed an original hereof or thereof.

         16.21 Relationship of Landlord and Tenant. The relationship of Landlord and Tenant is the relationship of lessor and lessee. Landlord and Tenant are not partners, joint venturers, or associates.

         16.22 Landlord's Status as a REIT. Tenant acknowledges that Landlord intends to elect to be taxed as a real estate investment trust ("REIT") under the Code. Tenant shall not do anything which would adversely affect Landlord's status as a REIT. Tenant hereby agrees to modifications of this Agreement which do not materially adversely affect Tenant's rights and liabilities if such modifications are required to retain or clarify Landlord's status as a REIT.

         16.23 Sale of Real Estate Assets. Notwithstanding any other provision of this Agreement or of any Lease, Landlord shall not be required to sell or transfer Leased Property, or any portion thereof, which is a real estate asset as defined in Section 856(c)(6) of the Code, to Tenant if Landlord's counsel advises Landlord that such sale or transfer may not be a sale of property described in Section 857(b)(6)(C) of the Code. If Landlord determines not to sell such property pursuant to the above sentence, Tenant's right, if any, to purchase the Leased Property shall continue and be exercisable at such time as the transaction, upon the advice of Landlord's counsel, would be a sale of property described in Section 857(b)(6)(C) of the Code.

                                  ARTICLE XVII
                        NONDISCLOSURE AND RELATED MATTERS

         17.01 Covenant Not to Disclose. Landlord agrees that, by virtue of the relationship of trust and confidence between Landlord and Tenant, it possesses and will possess certain data and knowledge of operations of the Tenant which are proprietary in nature and confidential. Landlord covenants and agrees that it will not knowingly, at any time, directly or indirectly, for whatever reason, without Tenant's prior written consent, which may be given or withheld in Tenant's sole discretion, reveal, divulge or make known to any person or entity, any confidential or proprietary record, data, trade secret, pricing policy, bid amount, pricing strategy, personnel policy, method or practice of obtaining or doing business, or any other confidential or proprietary information whatever (the "Confidential Information"), whether or not obtained with the knowledge and permission of the Tenant and whether or not developed, devised or otherwise created in whole or in part by the efforts of Landlord, nor shall Landlord use such Confidential Information for its own account. Confidential Information shall not include any information generally available to the public other than as a result of a disclosure of such information by Landlord. Notwithstanding anything to the contrary provided herein, a disclosure of Confidential Information by Landlord will not be considered a violation of this Article XVII in the event such disclosure is involuntarily compelled by a final, non-appealable, order from a court of competent jurisdiction.

         17.02 Non-Interference Covenant. Landlord covenants and agrees that it will not, at any time, directly or indirectly, for whatever reason, whether for its own account or for the account of any other person, firm, corporation or other organization, without Tenant's prior written consent, which may be given or withheld in Tenant's sole discretion: (i) solicit, employ, deal with or otherwise interfere with any of the Tenant's contracts or relationships with any employee, officer, director or any independent contractor, whether the person is employed by or associated with the Tenant on the date of this Agreement or at any time hereafter; or (ii) solicit, accept, deal with or otherwise interfere with any of the Tenant's contracts or relationships with any independent contractor, customer, client or supplier. Notwithstanding the foregoing, (i) Landlord may offer employment to the current employees of the Tenant who are terminated by the Tenant subsequent to the date hereof, (ii) Landlord shall in no way be liable for any actions by any entity leasing or managing any facility owned by Landlord, and (iii) nothing provided herein shall prevent Landlord from soliciting relationships with an entity or entities to lease, license, manage or otherwise use any facility leased to the Tenant subsequent to the termination of such lease with the Tenant.

         17.03 Business Materials and Property Disclosure. All written materials, records and documents made by Landlord or coming into its possession concerning the business or affairs of the Tenant shall be the sole property of the Tenant and, upon request by the Tenant, Landlord shall deliver the same to the Tenant and shall retain no copies. The foregoing restrictions shall not be applicable to any written materials, records and documents generally available to the public other than as a result of a disclosure of such written materials, records and documents by Landlord.

         17.04 Breach by Landlord. It is expressly understood, acknowledged and agreed by Landlord that: (i) the restrictions contained in this Article XVII represent a reasonable and necessary protection of the legitimate interests of the Tenant and that its failure to observe and comply with its covenants and agreements in this Article XVII will cause irreparable harm to the Tenant; (ii) it is and will continue to be difficult to ascertain the nature, scope and extent of the harm; and (iii) a remedy at law for such failure by Landlord will be inadequate. Accordingly, it is the intention of the parties that, in addition to any other rights and remedies which the Tenant may have in the event of any breach by Landlord of this Article XVII, the Tenant shall be entitled, and is expressly and irrevocably authorized by Landlord, to demand and obtain specific performance, including, without limitation, temporary and permanent injunctive relief, and all other appropriate equitable relief against Landlord in order to enforce against Landlord any of the covenants and agreements contained in this
Article XVII, and/or to prevent any breach or any threatened breach by Landlord of the covenants and agreements of Landlord contained in this Article XVII. Should the Tenant prevail in any action to enforce this Article XVII, the Tenant shall be entitled to recover all of its costs and expenses relating thereto, including reasonable attorney's fees and expenses.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease or caused the same to be executed by their respective duly authorized officers as of the date first set forth above.


                                     CCA PRISON REALTY TRUST


                                     By:
                                        ---------------------------------------

                                     Title:
                                           ------------------------------------


                                     CORRECTIONS CORPORATION OF AMERICA


                                     By:
                                        ---------------------------------------

                                     Title:
                                           ------------------------------------

                                   SCHEDULE A

                                 THE FACILITIES

                                                           LOCATION
FACILITY NAME                                              (CITY, STATE)

Bridgeport Pre-Parole Transfer Facility                    Bridgeport, Texas

Central Arizona Detention Center                           Florence, Arizona

Houston Processing Center                                  Houston, Texas

Laredo Processing Center                                   Laredo, Texas

Leavenworth Detention Center                               Leavenworth, Texas

Mineral Wells Pre-Parole Transfer Facility                 Mineral Wells, Texas

West Tennessee Detention Facility                          Mason, Tennessee

Eloy Detention Facility                                    Eloy, Arizona

T. Don Hutto Correctional Facility                         Taylor, Texas

                                   SCHEDULE B

                                PERSONAL PROPERTY

         All of those certain items of property described on the CCA - Master Depreciation Schedule dated June 30, 1997, on file at the offices of Seller and Purchaser.

                                   SCHEDULE C

                           EXCLUDED PERSONAL PROPERTY


                                   Bridgeport

Asset Number                        Vendor                             Description
------------                        ------                             -----------

9404                                Dury's                             Camera for Timeclock Avant
9964                                Control Systems                    Timeclock Systems


                                 Central Arizona

Asset Number                        Vendor                             Description
------------                        ------                             -----------

12173                               Control Systems                    Timeclock Systems
8463                                Control Systems                    Timeclock Kronos 460F
8466                                Control Systems                    Camera SSI 124E Die Cutter


                                      Eloy

Asset Number                        Vendor                             Description
------------                        ------                             -----------

9255                                Control Systems                    Timeclock Kronos 460F Barcode
9403                                Control Systems                    Timeclock Kronos 460F Barcode
12218                               Dycam Inc.                         Camera Digital Model 4STD PC
13103                               Control Systems                    Timeclock Kronos 480F 256K


                                     Houston

Asset Number                        Vendor                             Description
------------                        ------                             -----------

2619                                Control Systems                    Timeclocks
12733                               Digital Connections                Wide Area Network - Wan
1026                                Southern Time                      Timeclocks

                                    Laredo

Asset Number                        Vendor                             Description
------------                        ------                             -----------

2620                                Control Systems                    Timeclocks
4110                                Control Systems                    Internal Commun. Board
7230                                Control Systems                    Software Close Up Customer
12166                               Digital Connections                Wide Area Network - Wan
12607                               Computer Discount
                                         Warehouse                     Novell Groupwise 5 Mailbox 10
12608                               Computer Discount
                                        Warehouse                      Novell Groupwise 5 Mailbox 10
12609                               Megabyte Business                  Printer ID Card Persona 2MB
1620                                Simplex                            Timeclock and Card Racks


                                   Leavenworth

Asset Number                        Vendor                             Description
------------                        ------                             -----------

6729                                Control Systems                    Timeclock System SS Barcode
12738                               Digital Connections                Wide Area Network - Wan


                                  Mineral Wells

Asset Number                        Vendor                             Description
------------                        ------                             -----------

9256                                Control Systems                    Timeclock Kronos 460F Barcode


                                 West Tennessee

Asset Number                        Vendor                             Description
------------                        ------                             -----------

4184                                Control Systems                    Timeclock - Kronos
10659                               Control Systems                    Barcode Reader Kronos 460F

                                  T. Don Hutto

Asset Number                        Vendor                             Description
------------                        ------                             -----------

13024                               Control Systems                    Timeclock Kronos 480F 256K
13266                               Control Systems                    Software TKC250 V8B 1-User